                                                                 Exhibit 3.1

                   RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                   THE SOFTWARE DEVELOPER'S COMPANY, INC.

      The Software Developer's Company, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), filed its Certificate of Incorporation with the Secretary of State of the State of Delaware on September 11, 1986. Said Certificate of Incorporation was further amended by the filing of a Certificate of Agreement of Merger on October 3, 1986. Desiring to further amend its Certificate of Incorporation, as heretofore amended, and to restate the same, as amended, The Software Developer's Company, Inc. does hereby certify:

      FIRST: That the Board of Directors of the Corporation, by unanimous written consent, duly adopted resolutions proposing and declaring advisable the amendment and restatement of the Certificate of Incorporation of the Corporation as hereinafter set forth.


      SECOND: That, thereafter, the stockholders of the Corporation, at a meeting duly called and held at which a quorum was present and acting throughout, voted the necessary number of shares as required by statute in favor of the amendment and restatement.


      THIRD: That upon the effectiveness of the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (i) each currently outstanding share of the Corporation's Series A Common Stock, $.01 par value per share, and (ii) each currently outstanding shares of the Corporation's Series B Common Stock, $.01 par value per share shall be converted into one share of Common Stock, $.01 par value per share.


      FOURTH: That this Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 and 245 of the General Corporation Law of the State of Delaware.


      FIFTH:   That the text of the Certificate of Incorporation of The
Software Developer's Company, Inc. is hereby further amended and rested in full to read as follows:


      ARTICLE FIRST:  The name of the Corporation is The Software
Developer's Company, Inc.


      ARTICLE SECOND: The address of its registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


      ARTICLE THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      ARTICLE FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is Four Million (4,000,000) shares with Three Million Five Hundred Thousand (3,500,000) shares of Common Stock with a par value of one cent ($.01) per share (the "Common Stock"), and Five Hundred Thousand (500,000) shares of Preferred Stock with a par value of one cent ($.01) per share (the "Preferred Stock").


      A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:


      A.    PREFERRED STOCK


      The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as at least two-thirds of the members of the Board of Directors of the Corporation may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Restated Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.


      The Board of Directors of the Corporation is expressly authorized, by a vote or written consent of at least two-thirds of the directors then in offices, to provides for the issuance of all or any shares of the Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, options al other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors of the Corporation to create such series, and a Certificate of Designation of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors of the Corporation with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of capital stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors of the Corporation may deem advisable and as are not inconsistent with law and the provisions of this Restated Certificate of Incorporation.

      B.    COMMON STOCK

            1. RELATIVE RIGHTS OF PREFERRED STOCK AND COMMON STOCK. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed from time to time with respect to any shares of the Preferred Stock.

            2. VOTING RIGHTS. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law or as set forth in this Restated Certificate of Incorporation, any further amendment or restatement thereof, or in any Certificate of in Designation filed in accordance with the General Corporation Law of the State of Delaware with respect to the Preferred Stock, the holders of Common Stock and Preferred Stock shall vote together as a single class on all matters submitted to the stockholders for a vote.

            3. DIVIDENDS. Subject to the preferential rights of the Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

            4. DISSOLUTION, LIQUIDATION OR WINDING UP. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, the holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively, unless otherwise provided by law or this Amended and Restated Certificate of Incorporation, any further amendment or restatement thereof, or in any Certificate of Designation filed in accordance with the General Corporation Law of the State of Delaware with respect to the Preferred Stock.

      ARTICLE FIFTH:  The Corporation is to have perpetual existence.

      ARTICLE SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

      A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

      B. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

      C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

      D. Any vote or votes authorizing liquidation of the Corporation or proceedings for its dissolution may provide, subject to the rights of creditors and the rights expressly provided for particular classes or series of capital stock, for the distribution among the stockholders of the Corporation of the assets of the Corporation as provided herein, wholly or in part or in kind, whether such assets be in cash or other property, and may authorize the Board of Directors of the Corporation to determine the valuation of the different assets of the Corporation for the purpose of such liquidation and may divide or authorize the Board of Directors to divide such assets or any part thereof among the stockholders of the Corporation, in such manner that every stockholder will receive a proportionate amount in value (determined as provided herein) of cash or property of the Corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.


      ARTICLE SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.


      ARTICLE EIGHTH:  SECTION 1.  (a)  ELIMINATION OF PERSONAL
LIABILITY. The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which such director derived an improper personal benefit.

      If the General Corporation Law of the State of Delaware is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time.

      Any repeal or modification of this Article Eighth shall not increase the personal liability of any director of this Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


            SECTION 2. (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; PROVIDED, HOWEVER, that except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); PROVIDED, HOWEVER, that, if the General Corporation Law so of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an "undertaking").


      (b) RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnification may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such a suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section otherwise shall be on the Corporation.


      (c) NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.


      (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.


      (e) INDEMNIFICATION OF AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the Provisions of this Section with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.


      ARTICLE NINTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.


      IN WITNESS WHEREOF, The Software Developers Company, Inc. has caused this certificate to be signed by Bruce W. Lynch, its duly authorized President, and attested by John M. Hession, its duly authorized Secretary, this 20th day of October, 1987.

                                    THE SOFTWARE DEVELOPER'S
                                    COMPANY, INC.


                                    By:/s/ Bruce W. Lynch
                                       -------------------------
                                       Bruce W. Lynch, President

ATTEST:


/s/ John Hession
-------------------------
Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                     THE SOFTWARE DEVELOPER'S COMPANY, INC.



      The Software Developer's Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said Corporation, in a written consent dated July 13, 1988 in accordance with the provisions of Sections 141(f) and 222 of the General Corporation Law of the State of Delaware, adopted the following resolution authorizing a proposed amendment to the Restated Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and recommending said amendment to the stockholders of the Corporation for approval thereby:

RESOLVED:      That the Restated Certificate of Incorporation be amended
               to authorize an additional 6,500,000 shares of Common Stock and that such amendment be recommended to the stockholders as in the best interests of the Corporation.

      SECOND: That the stockholders of said Corporation, at a special meeting in lieu of annual meeting of stockholders held on July 28, 2988 in accordance with the provisions of Sections 211 and 222 of the General Corporation Law of the State of Delaware, voted to amend the Restated Certificate of Incorporation to authorize an additional 6,500,000 shares of Common Stock.

      THIRD: That in accordance with the aforementioned resolutions, the Restated Certificate of Incorporation of this Corporation is hereby amended by deleting the first sentence of Article FOURTH thereof in its entirety and replacing it with a new sentence so that, as amended, the first sentence of Article FOURTH shall read as follows:

               The total number of shares of stock which the Corporation shall have authority to issue is Ten Million Five Hundred Thousand (10,500,000), with Ten Million (10,000,000) shares of common stock with a par value of one cent ($.01) per share ("Common Stock"), ad Five Hundred Thousand (500,000) shares of Preferred Stock with a par value of one cent ($.01) per share ("Preferred Stock")

      FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, The Software Developer's Company, Inc., has caused this certificate to be signed by Bruce W. Lynch, President, and attested by John M. Hession, Secretary, this 8th day of August, 1988.

                                    THE SOFTWARE DEVELOPER'S COMPANY, INC.

                                    By:/s/ Bruce W. Lynch
                                       ----------------------
                                       Bruce W. Lynch, President

ATTEST:

/s/ John M. Hession
   -----------------------
John M. Hession, Secretary

                   THE SOFTWARE DEVELOPER'S COMPANY, INC.

                  CERTIFICATE OF DESIGNATIONS, PREFERENCES

                   AND RIGHTS OF SERIES A PREFERRED STOCK

      The undersigned officers of The Software Developer's Company, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, do hereby certify that, pursuant to authority conferred by the Certificate of Incorporation, as amended to date, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of The Software Developer's Company, Inc., at a special meeting held on June 25, 1991, adopted a resolution providing for certain powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of certain shares of Series A Preferred Stock, $.01 par value, which resolution is as follows:

RESOLVED:      That, pursuant to the authority vested in the Board of
               Directors of the Corporation and in accordance with the General Corporation Law of the State of Delaware and the provisions of the Corporation's Certificate of Incorporation, a series of the class of authorized
               Preferred Stock, par value $.01 per share, of the Corporation is hereby created as the Series A Preferred
               Stock, and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as set forth below attached hereto.

A.    DESCRIPTION AND DESIGNATION OF SERIES A PREFERRED STOCK

      1. DESIGNATION. A total of 325,000 shares of the Corporation's previously undesignated Preferred Stock, $.01 par value, shall be designated as the "Series A Preferred Stock."

      2.    CUMULATIVE AND PARTICIPATING DIVIDENDS.

            (a) COMPUTATION OF CUMULATIVE DIVIDENDS: The holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative dividends at the annual rate equal to fifteen percent (15%) of the Liquidation Value set forth in Section A 3(a) below for the total number of shares of Series A Preferred Stock held by such holder. Cumulative dividends on the Series A Preferred Stock shall be payable if, as and when determined by the Board of Directors or payable upon liquidation, dissolution or winding up of the Corporation as provided in Section 3.

            Dividends on the Series A Preferred Stock shall accrue from day to day on each share of Series A Preferred Stock from the date of original issuance of such share, whether or not earned or declared, and shall accrue until paid only upon liquidation, dissolution of winding up of the Corporation as provided in Section 3 or as determined by the Board of Directors. Upon any conversion of the Series A Preferred Stock under Section 5 hereof, all such accrued and unpaid dividends on the Series A Preferred Stock to and until the date of such conversion shall be forfeited and shall not be due and payable.

            Such dividends on the Series A Preferred Stock shall be cumulative so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock.

            All numbers relating to calculation of cumulative dividends shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series A Preferred Stock.

            (b) RESTRICTIONS ON DISTRIBUTIONS: Except to the extent in any instance approval or consent is provided in writing by the holders of a majority of the outstanding shares of Series A Preferred Stock, the Corporation shall not declare or pay any dividends on its Common Stock, or purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any subsidiary to do any of the foregoing.

            Notwithstanding the foregoing, subsidiaries of the Corporation may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing herein contained shall prevent the Corporation from:

                  (i) effecting a stock split or declaring or paying any dividend consisting of shares of Common Stock paid to the holders of shares of Common Stock;

                  (ii) complying with any specific provision of the terms of the Series A Preferred Stock or any other class or series of preferred stock designated in the future by the Board of Directors (in accordance with Section 6(a)(i);

                  (iii) redeeming any stock of a deceased stockholder out of insurance held by the Corporation on that stockholder's life, or repurchasing any stock of any director, officer, employee, consultant, adviser or other person or entity, subject to a stock repurchase agreement, stock option agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship; provided, however, that any of the foregoing transactions is approved by the Stock Option and Compensation Committee of the Board of Directors.

            (c) PARTICIPATING DIVIDENDS. In the event that the Board of Directors shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Series A Preferred Stock shall be entitled, in addition to any cumulative dividends to which they may be entitled under Section 2(a) hereof, to the amount of dividends on the Series A Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend. Such determination of "whole shares" shall be based upon the aggregate number of shares of Series A Preferred held by each holder, and not upon each share of Series A Preferred Stock so held by the holder.

      3.    LIQUIDATION, DISSOLUTION OR WINDING UP.

            (a) TREATMENT AT LIQUIDATION DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series A Preferred Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated in the future to be senior to, or on a parity with, (as provided in Section 6(a)(i)), the Series A Preferred Stock with respect to liquidation preferences, the holders of each share of Series A Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, an amount equal to the GREATER of:

                  (i) $10.80 per share of Series A Preferred Stock held by any holder, PLUS all accrued but unpaid cumulative and participating dividends thereon, whether or not earned or declared (the "Liquidation Value"); or

                  (ii) Such amount per share of Series A Preferred Stock as would have been payable had each such share of Series A Preferred Stock been converted to Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of
      Section 5 hereof.

            If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series A Preferred Stock the full amounts to which they otherwise would be entitled, the holders of Series A Preferred Stock shall share ratably in any distribution of available assets PRO RATA in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series A Preferred Stock if all liquidation preference amounts with respect to such shares were paid in full, based upon the aggregate Liquidation Value payable upon all shares of Series A Preferred Stock then outstanding (the "Liquidation Formula").

            After such payment shall have been made in full to the holders of the Series A Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series A Preferred Stock so as to be available for such payment, the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock and any class or series of capital stock designated to be junior to the Series A Preferred Stock (if any) in right of payment upon any liquidation, dissolution or winding up of the Corporation.

            The amounts set forth above shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series A Preferred Stock.

            (b) TREATMENT OF REORGANIZATIONS, CONSOLIDATIONS, MERGERS, AND SALES OF ASSETS. A reorganization of the Common Stock as provided in Section 5(h) or a consolidation or merger of the Corporation or a sale of all or substantially all of the capital stock or assets of the Corporation (a "Business Combination") shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3 if elected in writing by the holders of a majority of the outstanding shares of Series A Preferred Stock.

            Anything contained herein to the contrary notwithstanding, the holders of the Series A Preferred Stock shall have no right to elect the benefits of this Section 3(b) if any Business Combination yields an annual, compounded, realized internal rate of return of 25% or more above the original aggregate investment in the Series A Preferred Stock, and where the consideration is either cash or marketable securities of a corporation whose class of such securities is registered for trading under Section 12 of the Securities Exchange Act of 1934, as amended, and where liquidity is provided to the holders of Series A Preferred Stock within six months following the consummation of any Business Combination.

            The provisions of this Section 3(b) shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, of which the Corporation is substantively the surviving corporation and operates as a going concern, of another corporation incorporated in the United States of America that is engaged in a business substantially similar or reasonably related to, or complementary with, the business of the Corporation and which does not involve a recapitalization or reorganization of the Series A Preferred Stock and where there is a reasonable continuity of ownership such that the holders of the Corporation's capital stock outstanding prior to any proposed business combination or acquisition continue to have the right or power to elect a majority of the members of the Corporation's Board of Directors following the consummation of any such business combination or acquisition.

            (c) DISTRIBUTIONS OTHER THAN CASH. whenever the distributions provided or in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors. All distributions (including distributions other than cash) made hereunder shall be made PRO RATA to the holders of Series A Preferred Stock in accordance with the Liquidation Formula described in Section 3(a) above.

      4.    VOTING POWER.

            (a) GENERAL. Except as otherwise expressly provided in this Section 4 or Section 6 hereof or as otherwise required by the General Corporation Law of the State of Delaware, each holder of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on any matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided in this Certificate of Designation or as otherwise required by law, the holders of shares of Series A Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

            Such determination of "whole shares" shall be based upon the aggregate number of shares of Series A Preferred held by each holder, and not upon each share of Series A Preferred Stock so held by the holder.

            (b) DIRECTOR ELECTION RIGHT. The holders of a majority of the outstanding shares of the Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the Corporation (the "Series A Director"). At any annual or special meeting of the Corporation (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or by written consent) of the holders of a majority of the outstanding shares of Series A Preferred Stock shall constitute a quorum for the election of the Series A Director. The holders of a majority of the shares of Series A Preferred Stock then present in person or by proxy at any meeting relating to the election of directors (calculated after the determination of a quorum as provided above) shall then be entitled to elect the Series A Director.

            The Series A Director elected by the holders of the Series A Preferred Stock may be removed during his or her term of office, without cause, by and only by, the affirmative vote or written consent of the holders of a majority of the outstanding shares of the Series A Preferred Stock. A vacancy in a seat held by the Series A Director shall be filled by and only by the vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock present in person at any meeting (calculated after the determination of a quorum as provided above) or by written consent. At the election of the Series A Director, such director shall be a member of all committees constituted by the Board of Directors, including the Audit Committee and the Stock Option and Compensation Committee. The holders of Series A Preferred Stock shall vote together with the holders of Common Stock to elect all other members of the Board of Directors.

            The Series A Director and/or the holders of at least twenty-five percent (25%) of the outstanding shares of Series A Preferred Stock may at any time, upon ten (10) days prior written notice to the President or Chairman of the Board of Directors, request a special meeting of the Board of Directors. Notice of such meeting shall be delivered to the other directors in accordance with the Corporation's By-Laws.

      5. CONVERSION RIGHTS. The holders of the Series A Preferred Stock shall have the following rights with respect to the conversion of such shares into shares of Common Stock:

            (a) GENERAL. Subject to and in compliance with the provisions of this Section 5, any shares of the Series A Preferred Stock may, at the option of any holder, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the Series A Applicable Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Series A Preferred Stock being converted at any time, and multiplying the product so obtained by three (3).

            (b) APPLICABLE CONVERSION RATE. The conversion rate in effect at any time for the Series A Preferred Stock shall be the quotient obtained by dividing $3.60 by the Series A Applicable Conversion Value, calculated as provided in
Section 5(c) (the "Series A Applicable Conversion Rate").

            (c) APPLICABLE CONVERSION VALUE. The Applicable Conversion Value for the Series A Preferred Stock in effect from time to time, except as adjusted in accordance with Section 5(d) hereof, shall be $3.60 (the "Series A Applicable Conversion Value").

            (d) ADJUSTMENTS TO APPLICABLE CONVERSION VALUE OF THE SERIES A OF PREFERRED STOCK.

                  (i)(A) UPON DILUTIVE ISSUANCES OF COMMON STOCK OR CONVERTIBLE SECURITIES. If the Corporation shall, while there are any shares of Series A Preferred Stock outstanding, issue or sell shares of its Common Stock or Common Stock Equivalents at a price per share less than the Series A Applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case such Series A Applicable Conversion Value upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series A Applicable Conversion Value by a fraction:

                  (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the conversion of all options, warrants, purchase right or convertible securities), plus (b) the number of shares of Common Stock or Common Stock Equivalents which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued would purchase at the Applicable Conversion Value of Series A Preferred Stock in effect immediately prior to such issuance, and

                  (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all options, warrants, purchase right or convertible securities), plus (b) the number of such additional shares of Common Stock or Common Stock Equivalents so issued.

            The determination of Common Stock Equivalents as provided for in the immediately preceding paragraphs shall be calculated by including only those options, warrants, purchase rights or convertible or exchangeable securities whose exercise or conversion price (determined immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents) is less than the closing sale price or the average of the bid and asked prices of the Corporation's Common Stock as quoted on a national securities exchange or on the NASDAQ Over-the-Counter Interdealer Quotation System on the first business day preceding the day of any purported adjustment to the Series A Applicable Conversion Value.

            The provisions of this Section 5(d)(i)(A) may be waived in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement or consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, or by a vote of the Series A Director at any meeting of the Board of Directors.

                  (i)(B) UPON DILUTIVE ISSUANCES OF WARRANTS, OPTIONS AND PURCHASE RIGHTS TO COMMON STOCK OR CONVERTIBLE SECURITIES.

                  (1) For the purposes of this Section 5(d)(i), the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock, or the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock with respect to adjustments in the Series A Applicable Conversion Value if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Series A Applicable Conversion Value in effect at the time of such issuance. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series A Applicable Conversion Value shall be made under this Section 5(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

                  (2) ADJUSTMENTS FOR CANCELLATION OR EXPIRATION OF COMMON STOCK EQUIVALENTS. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time, then upon the effectiveness of each such change, the Series A Applicable Conversion Value will be that which would have been obtained (1) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration Per Share of such securities, and
      (2) had the adjustments made to the Series A Applicable Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series A Applicable Conversion Value as adjusted pursuant to clause
      (1) above. Any
      adjustment of the Series A Applicable Conversion Value with respect to this paragraph which relates to Common Stock Equivalents shall be disregarded if, as, and when all of such Common Stock Equivalents expire or are cancelled without being exercised, or are repurchased by the Corporation at a price per share at or less than the original purchase price, so that the Series A Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series A Applicable Conversion Value in effect at the time of the issuance of the expired or cancelled Common Stock Equivalents, with such additional adjustments as would have been made to the Series A Applicable Conversion Value had the expired or cancelled Common Stock Equivalents not been issued.

                  (3) NET CONSIDERATION PER SHARE. For purposes of this paragraph, the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

                        (a) the "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

                        (b) The "Net Consideration Per Share" which may be received by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

                  (i)(C) STOCK DIVIDENDS FOR HOLDERS OF CAPITAL STOCK OTHER THAN COMMON STOCK. In the event that the Corporation shall make or issue, or shall fix a record date for the determination of holders of any capital stock of the Corporation OTHER THAN holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for the Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration as is reasonably determined in good faith by the Board of Directors, except for (i) dividends payable in shares of Common Stock payable pro rata to holders of Series A Preferred Stock and to holders of any other class of stock (whether or not paid to holders of any other class of stock), or (ii) with respect to the Series A Preferred Stock, dividends payable in shares of Series A Preferred Stock, provided, however, that holders of any shares of series A Preferred Stock shall be entitled to receive in place of such Series A Preferred Stock the shares of Common Stock for which the shares of Series A Preferred Stock are then convertible.

                  (i)(D) CONSIDERATION OTHER THAN CASH. For purposes of this
Section 5(d)(i), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this

Section 5(d)(i) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

                  (i)(E) EXCEPTIONS TO ANTI-DILUTION ADJUSTMENTS; BASKET FOR RESERVED EMPLOYEE SHARES. The anti-dilution adjustments provided for in this
Section 5(d)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below). Further, the anti-dilution adjustments provided for in this Section 5(d)(i) shall not apply with respect to:

                  (1) the issuance or sale of shares of capital stock, or the grant of options exercisable therefor, issued or issuable after the original issue date of the Series A Preferred Stock to directors, officers, employees, advisers and consultants of the Corporation or any subsidiary pursuant to any incentive or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement or restricted stock plan, employee stock ownership plan (ESOP), consulting agreement, stock appreciation right (SAR), stock depreciation right (SDR), bonus stock arrangement, or such other options, issuances, arrangements, agreements or plans approved by the Stock Option and Compensation Committee of the Board of Directors; provided, however, that in no event shall the number of shares of Common Stock provided for in this subparagraph (1) exceed 100,000 shares for the fiscal year ending March 31, 1992, and commencing April 1, 1992 and the first day of each fiscal year thereafter, a number of shares of Common Stock (or options therefor) equal to three percent (3%) of the outstanding capital stock of the Corporation as of the date of any such determination, calculated on a fully-diluted basis (the "Annual Share Basket") without the unanimous approval of the Stock Option and Compensation Committee or a vote or consent of the Series A Director; and PROVIDED, FURTHER, that any unused portions of the Annual Share Basket may cumulate and be carried forward to succeeding fiscal years and added to the then current Annual Share Basket;

                  (2) shares of Common Stock issued or issuable upon the exercise of (i) outstanding (as of the date of the filing of this Certificate of Designation) warrants for an aggregate of 505,500 shares of Common Stock and (ii) outstanding (as of the date of the filing of this Certificate of Designation) options for an aggregate of 443,799 shares of Common Stock;

                  (3) the issuance or sale of shares of Common Stock, or the grant of options exercisable therefor, issued after the original issue date of the Series A Preferred Stock pursuant to the Corporation's 1988 Non-Employee Director Stock Option Plan, the 1990 Stock Purchase Plan, and the 1991 Non-Employee Director Stock Plan.

The foregoing numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock of the Corporation.

                  (d)(ii) UPON EXTRAORDINARY COMMON STOCK EVENT. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series A Applicable

Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series A Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A Applicable Conversion Value. The Series A Applicable Conversion Value (as the case may be), as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

            An "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

            (e) AUTOMATIC CONVERSION UPON PUBLIC OFFERING OR ELECTION OF PREFERRED STOCK.

                  (i) MANDATORY CONVERSION OF PREFERRED STOCK. Immediately upon
(1) the effectiveness of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the Corporation actually receives gross proceeds equal to or greater than $5,000,000 (calculated after deducting underwriters' discounts and commissions but before calculation of expenses), and in which the price per share of Common Stock equals or exceeds $10.00 (such price subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock), or (2) the approval, set forth in a written notice to the Corporation, of the holders of a majority of the outstanding shares of Series A Preferred Stock of an election to convert the Series A Preferred Stock into Common Stock, then all outstanding shares of Series A Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares of Series A Preferred Stock are then convertible pursuant to Section 5 hereof as of the closing and consummation of such underwritten public offering, or the stated date of approval of such holders of Series A Preferred Stock, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

            The automatic conversion of the Series A Preferred Stock into shares of Common Stock as provided in clause (1) above shall be subject in all circumstances to the closing and consummation of the offer and sale of shares of Common Stock pursuant to any public offering satisfying the requirements of clause (1) above.

                  (ii) SURRENDER OF CERTIFICATES UPON MANDATORY CONVERSION. Upon the occurrence of the conversion events specified in the preceding paragraph
(i), the holders of the Series A Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common

Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock so surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing the shares of Series A Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

            (f) DIVIDENDS OTHER THAN COMMON STOCK DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date far the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation OTHER THAN shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 5(j)), retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Preferred Stock.

            (g) CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holders of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of capital Stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

            (b) CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS. Subject to the provisions of Section 3(b), if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Corporation or the acquisition by the Corporation of other businesses where the Corporation survives as a going concern, as further provided in Section 3(b) hereof), or the sale of all or substantially all of the Corporation's capital stock or assets to any other person, then, as a part of such reorganization, merger, or consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Series A Preferred Stock immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(h) to the end that the provisions of this Section 5(h) (including adjustment of the Series A Applicable Conversion Value then in effect and the number of shares of Common Stock or other securities issuable upon conversion of such shares of Series A Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

            The provisions of Section 3(b) and Section 5(h) shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, of which the Corporation is substantively the surviving corporation and operates as a going concern, of another corporation incorporated in the United States of America that is engaged in a business substantially similar or reasonably related to, or complementary with, the business of the Corporation and which does not involve a recapitalization or reorganization of the Series A Preferred Stock, and where there is a reasonable continuity of ownership such that the holders of the Corporation's capital stock outstanding prior to any proposed business combination or acquisition continue to have the right or power to elect a majority of the members of the Corporation's Board of Directors following the consummation of any such business combination or acquisition.

            (i) CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Series A Applicable Conversion Rate, the Corporation at its expense will furnish each holder of Series A Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

            (j) EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Series A Preferred Stock shall surrender the certificate(s) representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate(s) representing the shares of Series A Preferred Stock being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series A Preferred Stock being converted, or on its written order, such certificate(s) as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person (s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of Common Stock represented thereby.

            (k) CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Preferred Stock, the Corporation shall pay to the holder of the shares of Series A Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Preferred Stock being converted.

            (l) PARTIAL CONVERSION. In the event some but not all of the shares of Series A Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

            (m) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock (including any shares of Series A Preferred Stock represented by any warrants, options, subscription or purchase rights for the Series A Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock (including any shares of Series A Preferred Stock represented by any warrants, options, subscriptions or purchase rights for the Series A Preferred Stock), the Corporation shall use all reasonable efforts and take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

            (n) NO REISSUANCE OF PREFERRED STOCK. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares of Series A Preferred Stock which the Corporation shall be authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the

Series A Preferred Stock. Any shares of Series A Preferred Stock so cancelled or retired may be added to the Corporations reserve of authorized but undesignated Preferred Stock.

      6.    RESTRICTIONS AND LIMITATIONS.

            (a) CORPORATE ACTION; AMENDMENTS TO CHARTER. The Corporation shall not take any corporate action or otherwise amend its Certificate of Incorporation or this Certificate of Designation (whether by the filing of a Certificate of Designation or an amendment to the Corporation's Certificate of Incorporation) without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, each share of Series A Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment could:

                  (i) authorize or issue, or obligate the Corporation to authorize or issue, additional shares of Series A Preferred Stock or any other class or series of Preferred Stock senior to the Series A Preferred Stock with respect to liquidation preferences, dividend rights or redemption rights, except for the designation and issuance of shares of any class or series of Preferred Stock on a parity with the Series A Preferred Stock with respect to liquidation preferences, dividend rights or redemption rights or the designation and issuance of any class or series of Preferred Stock which is approved in any instance by the Series A Director and two-thirds of the other members of the Board of Directors; or

                  (ii) reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                  (iii) adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series A Preferred Stock;

                  (iv) cancel or modify the conversion rights of the holders of Series A Preferred Stock provided for in Section 5; or

                  (v) otherwise amend the Corporation's Certificate of Incorporation or By-Laws if such amendment could adversely affect the holders of the Series A Preferred Stock.

            (b) RESTRICTIONS ON BUSINESS COMBINATIONS. The Corporation shall not effect, or obligate itself to effect, any merger, consolidation, sale of all or substantially all of the assets of the Corporation or effect any other form of acquisition or business combination in which the Corporation is the target of such acquisition and the Corporation is not expected to survive as an independent going concern and where there is not a reasonable continuity of ownership such that the holders of the Corporation's capital stock outstanding prior to any proposed business combination or acquisition continue to have the right or power to elect a majority of the members of the Corporation's Board of Directors following the consummation of any such business combination or acquisition, or otherwise effect a voluntary liquidation dissolution or winding up of the Corporation (a "Business Combination"), unless the Corporation shall have received the written consent or approval or other form of vote or proxy of the holders of at least a majority of the outstanding shares of Series A Preferred Stock. Notwithstanding the foregoing, no separate vote or consent of the holders of the Series A Preferred Stock shall be required if any such Business Combination provides to the holders of the Series A Preferred Stock an annual, compounded, realized internal rate of return of 25% or more above the original aggregate investment in the Series A Preferred Stock, and where the consideration is either cash or marketable securities of a corporation whose class of such securities is registered for trading under Section 12 of the Securities Exchange Act of 1934, as amended, and where liquidity is provided to the holders of Series A Preferred Stock within six months following the consummation of any Business Combination; and provided further that any subsidiary may merge or consolidate with or transfer assets to any other subsidiary or to the Corporation.

      8.    NOTICES OF RECORD DATE.  In the event of

            (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

            (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

            (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, or by express overnight courier service, at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

      EXECUTED as of this 25th day of June 1991.

                                    THE SOFTWARE DEVELOPER'S COMPANY, INC.

                                    By:   /s/ Stephen L. Watson
                                          ---------------------
                                          Stephen L. Watson, President
                                          and Chief Executive Officer

ATTEST

/s/ John M. Hession
-------------------
John M. Hession
Assistant Secretary

                          CERTIFICATE OF AMENDMENT
                                     TO
                   RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                  THE SOFTWARE DEVELOPER'S COMPANY, ,INC.

      THE SOFTWARE DEVELOPER'S COMPANY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

      FIRST: That the Board of Directors of said Corporation, by unanimous written consent dated August 20, 1991, in accordance with the provisions of
Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolution authorizing a proposed amendment to the Restated Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and recommending said amendment to the stockholders of the Corporation for approval thereby:

RESOLVED:      That an amendment to the Company's Restated Certificate of
               Incorporation to increase the number of authorized shares of undesignated Preferred Stock from 500,000 shares to 2,000,000 shares is hereby adopted and approved and shall be submitted to the Corporation's stockholders for their approval.

      SECOND: That the stockholders of said Corporation, at an Annual Meeting of Stockholders held on September 27, 1991, in accordance with the provisions of Sections 211, 222 and 242 of the General Corporation Law of the State of Delaware, voted to amend the Restated Certificate of Incorporation to authorize an additional 1,500,000 shares of Preferred Stock and to increase the number of authorized shares of preferred Stock from 500,000 shares to 2,000,000 shares.

      THIRD: That in accordance with the aforementioned resolutions, the Restated Certificate of Incorporation of this Corporation is hereby amended by deleting the first sentence of Article FOURTH thereof in its entirety and replacing it with a new sentence so that, as amended, the first sentence of Article FOURTH shall read as follows:

            The total number of shares of stock which the Corporation shall have authority to issue is Twelve Million (12,000,000) shares, with Ten Million (10,000,000) shares of common stock with a par value of one cent ($.01) per share ("Common Stock"), and Two Million (2,000,000) shares of Preferred Stock with a par value of one cent ($.01) per share ("Preferred stock").

      FOURTH: That the stockholders of the Company duly adopted such resolution by a majority vote at a meeting held in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, The Software Developer's Company, Inc. has caused this certificate to be signed by Stephen L. Watson, its President, and attested by John M. Hession, its Assistant Secretary, as of this 27th day of September, 1991.

                                    THE SOFTWARE DEVELOPER'S COMPANY, INC.

                                    By:/s/ Stephen L. Watson
                                       ---------------------
                                       Stephen L. Watson
                                       President


ATTEST

/s/ John M. Hession
-------------------
John M. Hession
Assistant Secretary

                   THE SOFTWARE DEVELOPER'S COMPANY, INC.

            CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                    OF

                      SERIES B SENIOR PREFERRED STOCK

      Pursuant to Section 151 of the General Corporation Law of the State of Delaware, THE SOFTWARE DEVELOPER'S COMPANY, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

      That pursuant to the authority conferred upon the Board of Directors of the Corporation by Article IV of the Certificate of Incorporation of the Corporation, as amended and or restated to date (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation on May 20, 1992, adopted the following resolution creating a series of the Corporation's undesignated Preferred Stock to be designated as the Series B Senior Preferred Stock:

      RESOLVED: That pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the General Corporation Law of the State of Delaware and the provisions of the Certificate of Incorporation of the Corporation, a series of the class of authorized but undesignated Preferred Stock, par value $.01 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as set forth on EXHIBIT A attached hereto.

      IN WITNESS WHEREOF, The Software Developer's Company, Inc. has caused this Certificate of Designation to be duly executed in its corporate name by a duly authorized officer on this 20th day of May, 1992.

                                    THE SOFTWARE DEVELOPER'S COMPANY, INC.

                                    By:/s/ Stephen L. Watson
                                       -----------------------------------
                                       Stephen L. Watson, Chairman of the
                                       Board, President and Chief Executive
                                       Officer

Attest:

By:/s/ John M. Hession
   ----------------------
   John M. Hession,
   Assistant Secretary

                                                                       EXHIBIT A

A.    DESCRIPTION AND DESIGNATION OF SERIES B SENIOR PREFERRED STOCK.

      1. DESIGNATION. A total of 10,000 shares of the Corporation's previously undesignated Preferred Stock shall be designated as the "Series B Senior Preferred Stock."

      2.    MANDATORY CUMULATIVE DIVIDENDS.

            (a) COMPUTATION OF CUMULATIVE DIVIDENDS. The holders of the outstanding shares of Series B Senior Preferred Stock shall be entitled to receive, out of any funds legally available therefor, and before any dividend or other distribution shall be paid to the Common Stock, $.01 par value (the "Common Stock"), of the Corporation or other series or class of preferred stock of the Corporation, including the Series A Preferred Stock, $.01 par value (the "Series A Preferred Stock"), cumulative dividends at the monthly rate equal to 1.5% of the Liquidation Value (excluding the amount of any accrued but unpaid cumulative dividends to avoid any compounding of the accrued dividends) set forth in Section 4(a) below for the total number of shares of Series B Senior Preferred Stock held by such holder. Cumulative dividends on the Series B Senior Preferred Stock with respect to each month shall be payable (i) on the first business day of each calendar month commencing June 1, 1992 (and including the unpaid portion of the dividend accrued during the month of May 1992), (ii) upon the liquidation, dissolution or winding up of the Corporation as provided in
Section 4 and (iii) on the day of payment by the Corporation of any dividend on any other class or series of capital stock of the Corporation; provided, however, that cumulative dividends payable pursuant to subparagraphs (ii) and
(iii) above shall be calculated pro rata by applying the aforementioned monthly rate through the effective date of such liquidation, dissolution or winding up of the Corporation or date of payment of such dividend on any other class or series of capital stock, respectively. Dividends on the Series B Senior Preferred Stock shall accrue from day to day on each share of Series B Senior Preferred Stock from the date of original issuance of such share, whether or not earned and shall accrue until paid.

            Such dividends on the Series B Senior Preferred Stock shall be cumulative so that if such dividends in respect of any previous or current monthly dividend period, at the monthly rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock or other series or class of preferred stock, including the Series A Preferred Stock.

            Notwithstanding anything to the contrary contained herein, in the event any accrued and unpaid cumulative dividend shall be paid with respect to a partial month, such dividend shall be paid with on a pro rata basis, based on a fraction whose numerator is the actual number of days in such month which have elapsed through the date of such payment and the denominator is the actual number of days in such month.

            The dividends set forth in Sections 2 and 3 shall be the only dividend to which the Series B Senior Preferred Stock shall be entitled.

            All numbers relating to calculation of cumulative dividends shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series B Senior Preferred Stock.

            (b) RESTRICTIONS ON DISTRIBUTIONS. Except to the extent in any instance approval or consent is provided in writing by the holders of a majority of the outstanding shares of Series B Senior Preferred Stock, the Corporation shall not declare or pay any dividends on its Common Stock, the Series A Preferred Stock or other series or class of preferred stock, including the cumulative dividends accrued and payable on such Series A Preferred Stock, or purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock (or rights, options or warrant to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholder as such, or permit any subsidiary to do any of the foregoing, prior to the redemption in full of all the outstanding shares of Series B Senior Preferred Stock in accordance with the terms and provisions set forth in Section 7 hereof.

            Notwithstanding the foregoing, subsidiaries of the Corporation may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing herein contained shall prevent the Corporation from:

            (i) effecting a stock split or declaring or paying any dividend consisting of shares of Common Stock paid to the holders of shares of Common Stock;

            (ii) complying with any specific provision of the terms of the Series B Senior Preferred Stock, the Series A Preferred Stock or any other class or series of preferred stock designated in the future by the Board of Directors (in accordance with Section 8(a)(i); PROVIDED, HOWEVER, that such compliance with any specific provision of the terms of any such other class or series of preferred stock shall not be inconsistent with or adversely affect the rights of the Series B Senior Preferred Stock;

            (iii) redeeming any stock of a deceased stockholder out of insurance held by the Corporation on that stockholder's life, or repurchasing any stock of any director, officer, employee, consultant, adviser or other person or entity, subject to a stock repurchase agreement, stock option agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship; PROVIDED, HOWEVER, that any of the foregoing transactions is approved by the Stock Option and Compensation Committee of the Board of Directors; or

            (iv) the distribution of any Common Stock Dividend to the holders of the Series B Senior Preferred Stock pursuant to Section 3 hereof.

      3. COMMON STOCK DIVIDEND. On October 1, 1993 (the "Common Stock Dividend Date"), each holder of shares of Series B Senior Preferred Stock outstanding on such date, if any, shall be entitled to receive shares of Common Stock (the "Common Stock Dividend") in an amount equal to (A) the number of shares of Series B Senior Preferred Stock held by such holder on such date multiplied by (B) 100. Each holder of shares of Series B Senior Preferred Stock outstanding on the Common Stock Dividend Date, if any, in whose name the certificate or certificates for Common Stock representing the Common Stock Dividend are to be issued, shall be deemed to have become a holder of Common Stock effective on and as of the Common Stock Dividend Date and shall be entitled to all rights, including voting rights, with respect to such Common Stock representing the Common Stock Dividend, whether or not such holder shall have received such certificate or certificates.

      The formula set forth above to calculate the Common Stock Dividend shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Common Stock, or the Series B Senior Preferred Stock.

      4.    LIQUIDATION, DISSOLUTION OR WINDING UP.

            (a) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock, Series A Preferred Stock or any other series or class of capital stock of the Corporation designated to be junior to the Series B Senior Preferred Stock, the holders of each share of Series B Senior Preferred Stock shall be entitled to be paid first out of the assets of the Corporation designated to be junior to the Series B Senior Preferred Stock, the holders of each share of Series B Senior Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, an amount equal to $100 per share of Series B Senior Preferred Stock outstanding and held by any holder, plus all accrued but unpaid cumulative dividends thereon pursuant to
Section 2(a), whether or not earned or declared (the "Liquidation Value").

      If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series B Senior Preferred Stock the full amounts to which they otherwise would be entitled, the holders of Series B Senior Preferred Stock shall share ratably in any distribution of available assets PRO RATA in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series B Senior Preferred Stock if all liquidation preference amounts with respect to such shares were paid in full, based upon the aggregate Liquidation Value payable upon all shares of Series B Senior Preferred Stock then outstanding (the "Liquidation Formula").

            (b) NO FURTHER PAYMENTS FOLLOWING DISTRIBUTIONS. After such payment shall have been made in full to the holders of the Series B Senior Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series B Senior Preferred Stock so as to be available for such payment, the remaining assets available for distribution shall be distributed among the holders of the Common Stock, the Series A Preferred Stock and any other series or class of capital stock according to their respective rights and preferences, and the Series B Senior Preferred Stock shall be entitled to no further participation in such distributions.

            The amounts set forth above shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series B Senior Preferred Stock.

            (c) TREATMENT OF REORGANIZATIONS, CONSOLIDATIONS, MERGERS, AND SALES OF ASSETS. A consolidation or merger of the Corporation or a sale of all or substantially all of the capital stock or assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 4 if elected in writing by the holders of a majority of the outstanding shares of Series B Senior Preferred Stock, subject, however, in all instances, to the provisions of Section 8(b) and 8(c) hereof.

            The provisions of this Section 4(b) shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, of which the Corporation is substantively the surviving corporation and operates as a going concern, of another corporation incorporated in the United States of America that is engaged in a business substantially similar or reasonably related to, or complementary with, the business of the Corporation and which does not involve a recapitalization or reorganization of the Series B Senior Preferred Stock and where there is a reasonable continuity of ownership such that the holders of the Corporation's capital stock outstanding prior to any proposed business combination or acquisition continue to have the right or power to elect a majority of the members of the Corporation's Board of Directors following the consummation of any such business combination or acquisition.

            (d) DISTRIBUTIONS OTHER THAN CASH. Whenever the distributions provided for in this Section 4 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors. All distributions (including distributions other than cash) made hereunder shall be made pro rata to the holders of Series B Senior Preferred Stock in accordance with the Liquidation Formula described in Section 4(a) above.

      5.    VOTING POWER.

            (a) GENERAL. Except as otherwise expressly provided in this Section 5 or Section 8 hereof, or as otherwise required by the General Corporation Law of the State of Delaware, all shares of Series B Senior Preferred Stock shall be non-voting and the holders thereof shall not be entitled to vote on any matters.

            (b) DIRECTOR ELECTION RIGHT. Subject to Section 5(c) hereof, the holders of a majority of the outstanding shares of the Series B Senior Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the Corporation (the "Series B Director"). At any annual or special meeting of the Corporation (or by written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or by written consent) of the holders of a majority of the outstanding shares of Series B Senior Preferred Stock shall constitute a quorum for the election of the Series B Director. The holders of a majority of the shares of Series B Senior Preferred Stock then present in person or by proxy at any meeting relating to the election of directors (calculated after the determination of a quorum as provided above) shall then be entitled to elect the Series B Director.

            The Series B Director elected by the holders of the Series B Senior Preferred Stock may be removed during his or her term of office, without cause, by and only by the affirmative vote or written consent of the holders of a majority of the outstanding shares of the Series B Senior Preferred Stock. A vacancy in a seat held by the Series B Director shall be filled by and only by the vote or written consent of the holders of a majority of the outstanding shares of Series B Senior Preferred Stock present in person at any meeting (calculated after the determination of a quorum as provided above) or by written consent. Notwithstanding any other provision hereof, the term of the Series B Director shall automatically expire on the date that all outstanding shares of the Series B Senior Preferred Stock shall be redeemed by the Corporation. At the election of the Series B Director, such director shall be a member of all committees constituted by the Board of Directors, including the Audit Committee and the Stock Option and Compensation Committee.

            The Series B Director and/or the holders of at least twenty-five percent (25%) of the outstanding shares of Series B Senior Preferred Stock may at any time, upon ten (10) days prior written notice to the President or Chairman of the Board of Directors, request a special meeting of the Board of Directors. Notice of such meeting shall be delivered to the other directors in accordance with the Corporation's By-Laws.

            (c) DIVIDENDS PAYMENT DEFAULT. In addition to the rights specified i
Section 5(b), if as of December 31, 1992, March 31, 1993, or June 30, 1993 (i) the Corporation shall have failed to pay each and every cumulative dividend accrued and payable through such date pursuant to Section 2(a), AND (i) the Corporation shall not have redeemed at least 6,000 shares of Series B Senior Preferred Stock, then the holders of a majority of the then outstanding shares of Series B Senior Preferred Stock, voting as a separate class, shall have the exclusive and special right to elect the smallest number of additional directors to the Board of Directors, in the manner prescribed in the second paragraph of
Section 5(b) above, as shall constitute a majority of the Board of Directors.

            In addition to the rights specified in Section 5(b), if as of December 31, 1992, March 31, 1993, or June 30, 1993, (i) the Corporation shall have failed to pay each and every cumulative dividend accrued and payable on the outstanding shares of Series B Senior Preferred Stock through such date pursuant to Section 2(a), AND (ii) the Corporation shall have redeemed more than 6,000 shares of Series B Senior Preferred Stock, then the holders of a majority of the then outstanding shares of Series B Senior Preferred Stock, voting as a separate class, shall have the special and exclusive right to elect one (1) additional director to the Board of Directors, in the manner prescribed in the second paragraph of Section 5(b) above.

            All numbers set forth above relating to the aggregate number of shares of Series B Senior Preferred Stock redeemed shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series B Senior Preferred Stock.

            Notwithstanding any of the foregoing, and in addition to the rights specified in Section 5(b), if as of October 1, 1993, any shares of the Series B Senior Preferred Stock shall be outstanding, the holders of a majority of the then outstanding shares of Series B Senior Preferred Stock, voting as a separate class, shall have the exclusive and special right to elect the smallest number of additional directors to the Board of Directors of the Corporation as shall constitute a majority of the Board of Directors.

            Notwithstanding any other provision hereof the term of any director elected by the holders of the Series B Senior Preferred Stock pursuant to the provisions of this Section 5(c) shall expire on the earlier of (i) the day that the condition which permitted the election of such director shall no longer exist or has been cured or remedied through the restoration any dividends in arrears, or (ii) the day on which all of the outstanding shares of the Series B Senior Preferred Stock shall be redeemed.

            The Corporation shall take any and all actions necessary to effectuate the terms and provisions of the foregoing, including, without limitations, the calling of a special meeting of the directors or shareholders of the Corporation as required to increase the size of its Board of Directors.

      6. NO CONVERSION RIGHTS. Except as required by the General Corporation Law of the State of Delaware, all shares of the Series B Senior Preferred Stock shall be non-convertible and the holders thereof shall not be entitled to convert their shares of Series B Senior Preferred Stock into shares of any other series or class of capital stock of the Corporation, including shares of Common Stock.

      7.    VOLUNTARY REDEMPTION.

            (a) OPTIONAL REDEMPTION BY CORPORATION. From time to time or at any time and so long as any shares of Series B Senior Preferred Stock shall be outstanding, the Corporation may (unless otherwise prevented by law) on a PRO RATA basis redeem, at its option all (or such lesser number as specified by it in the written notice referred to below) of the holders' shares of Series B Senior Preferred Stock then outstanding. Such option shall be exercised upon 10 days' written notice (a "Voluntary Redemption Notice") to the holders of the outstanding Series B Senior Preferred Stock, which notice shall state the Corporation's intention to exercise the redemption option set fort herein and the number of shares of Series B Senior Preferred Stock being redeemed (any such date being hereinafter referred to as a "Voluntary Redemption Date"). The amount per share of Series B Senior Preferred Stock at which the shares of Series B Senior Preferred Stock are to be redeemed pursuant to this Section 7(a) an any Voluntary Redemption Date by the Corporation shall be an amount equal to the Liquidation Value in effect on such Voluntary Redemption Date (accrued dividends to be calculated through and including the Voluntary Redemption Date). In the event that shares of Series B Senior Preferred Stock shall be redeemed after the first business day of a month and all cumulative dividends due with respect to the Series B Senior Preferred Stock have been paid as of the date of such redemption, then the Liquidation Value shall be reduced by the PRO RATA amount of the monthly dividend for the month in which such redemption occurs for the portion of the month after the Voluntary Redemption Date. The total sum payable per share of Series B Senior Preferred Stock on any Voluntary Redemption Date is hereinafter referred to as the "Voluntary Redemption Price."

            (b) EXPIRATION OF RIGHTS FOLLOWING REDEMPTION. On and after any Voluntary Redemption Date (unless default shall be made by the Corporation in the payment of the applicable Voluntary Redemption Price as hereinafter provided, in which event such rights shall be exercisable until such default is cured), all rights in respect of the shares of Series B Senior Preferred Stock to be redeemed, except the right to receive the applicable Voluntary Redemption Price as hereinafter provided, shall cease to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

            (c) NOTICE OF REDEMPTION. Notice of any exercise of the redemption option pursuant to this Section 7 shall be sent by overnight courier service, postage prepaid, to the holders of the outstanding shares of Series B Senior Preferred Stock. At any time on or after the Voluntary Redemption Date the holders of record of shares of Series B Senior Preferred Stock to be redeemed on such Voluntary Redemption Date in accordance with this Section 7 shall be entitled to receive the applicable Voluntary Redemption Price upon actual delivery to the Corporation or its agents of the certificates representing the shares to be redeemed. If upon any redemption the assets of the Corporation available for redemption shall be insufficient to pay the holders of the shares of Series B Senior Preferred Stock the full amounts to which they shall be entitled for all of their outstanding shares of Series B Senior Preferred Stock, then only such number of shares of Series B Senior Preferred Stock shall be redeemed as is equal to (A) the amount available for redemption divided by (B) the Voluntary Redemption Price.

            Notwithstanding anything to the contrary contained herein, the Corporation shall not redeem any share of Series B Senior Preferred Stock at a price less than the full Voluntary Redemption Price in effect at such time.

      8.    RESTRICTIONS AND LIMITATIONS.

            (a) CORPORATE ACTION; AMENDMENTS TO CHARTER. The Corporation shall not take any corporate action or otherwise amend its Certificate of Incorporation or this Certificate of Designation (whether by the filing of a Certificate of Designation or an amendment to the Corporation's Certificate of Incorporation) without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series B Senior Preferred Stock, each share of Series B Senior Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment could:

                  (i) authorize or issue, or obligate the Corporation to authorize or issue, additional shares of Series B Senior Preferred Stock or any other class or series of Preferred Stock senior to or on a parity with the Series B Senior Preferred Stock with respect to liquidation preferences, dividend rights or redemption rights;

                  (ii) reduce the amount payable to the holders of Series B Senior Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (iii) adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series B Senior Preferred Stock;

                  (iv) adversely affect the redemption rights of the holders of Series B Senior Preferred Stock provided for in Section 7; or

                  (v) otherwise amend the Corporation's Certificate of Incorporation or By-Laws if such amendment could adversely affect the holders of the Series B Senior Preferred Stock.

            (b) RESTRICTIONS ON BUSINESS COMBINATIONS. The Corporation shall not elect, or obligate itself to effect, any merger, consolidation, sale of all or substantially all of the assets of the Corporation or effect any other form of acquisition or business combination in which the Corporation is the target of such acquisition and the Corporation is not expected to survive as an independent going concern and where there is not a reasonable continuity of ownership such that the holders of the Corporation's capital stock outstanding prior to any proposed business combination or acquisition continue to have the right or power to elect a majority of the members of the Corporation's Board of Directors following the consummation of any such business combination or acquisition, or otherwise effect a voluntary liquidation dissolution or winding up of the Corporation (a "Business Combination"), or as of and after the date hereof incur any additional loans or indebtedness for borrowed money or other borrowings other than in the ordinary course of business ("Borrowings"), unless the Corporation shall have received the written consent or approval or other form of vote or proxy of the holders of at least a majority of the outstanding shares of Series B Senior Preferred Stock.

            Notwithstanding the foregoing, no separate vote or consent of the holders of the Series B Senior Preferred Stock shall be required if prior to the consummation of any such Business Combination or Borrowing, the Corporation shall have entered into a legal, valid and binding written agreement providing for (i) the complete redemption in accordance with Section 7 hereof of all the then outstanding shares of Series B Senior Preferred Stock upon the consummation of such Business Combination, or (ii) the application of the proceeds of the Borrowing to the redemption of such number of the then outstanding shares of Series B Senior Preferred Stock as is equal to (A) the proceeds of such Borrowing divided by (B) the Voluntary Redemption Price.

            (c) NO SPECIAL VOTE IF IRR THRESHOLD OBTAINED. Anything contained in this Certification of Design to the contrary notwithstanding, no separate vote or consent of the holders of the Series B Senior Preferred Stock shall be required for the approval of any such proposed Business Combination if:

            (1) there are fewer than 4,000 shares of Series B Senior Preferred Stock outstanding at least 30 days prior to the proposed effective date of the Business Combination; and

            (2) the securities (whether debt and/or equity) to be issued to the holders of the Series B Senior Preferred provide to such holders an annual, compounded, realized internal rate of return ("IRR") of 25% or more above the original issue price per share of the Series B Senior Preferred Stock as of the end of the period, as set forth in clause (3) below, by which such securities are to be registered (including, for such IRR calculations, a credit for any cumulative dividends previously paid by the Corporation to the holders of the Series B Senior Preferred Stock prior to the effective date of the Business Combination); and

            (3) there is a legal, valid and binding agreement of the issuer for the benefit of the holders of the Series B Senior Preferred Stock to register the securities to be so issued to the holders of the Series B Senior Preferred Stock in a registration statement filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission within 390 days of the effective date of the Business Combination.

      In the event of any dispute between the Corporation and the holders of the Series B Senior Preferred Stock regarding the determination of the value of the securities to be issued to the holders of the Series B Senior Preferred Stock and the calculation of the IRR, the Corporation shall engage an investment banking firm or other professional organization expert in corporate financial analysis selected by the holders of a majority of the outstanding shares of Series B Senior Preferred Stock and approved by the Board of Directors of the Corporation (such approval not to be unreasonably withheld) to prepare an independent appraisal of the value of the securities to be distributed to the holders of the Series B Senior Preferred Stock in the proposed Business Combination and the calculation of the IRR. The expenses of any such independent appraisal shall be borne by the Corporation. If such appraisal yields an analysis that the value of such securities is such that it would yield an IRR of 25% or more (computed or provided in clause (2) above), the expenses of such appraisal shall be deducted and offset and retained by the Corporation against the securities or other cash consideration (if any) to be received by the holders of the Series B Senior Preferred Stock in the Business Combination.

      9. NO REISSUANCE OF PREFERRED STOCK. No share or shares of Series B Senior Preferred Stock acquired by the Corporation by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares of Series B Senior Preferred Stock which the Corporation shall be authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series B Senior Preferred Stock. Any shares of Series B Senior Preferred Stock so cancelled or returned may be added to the Corporation's reserve of authorized but undesignated Preferred Stock.

      10.   NOTICES OF RECORD DATE.  In the event of:

            (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

            (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the

Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

            (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series B Senior Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and
(iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities), shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, or by express overnight courier service, at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

                   THE SOFTWARE DEVELOPER'S COMPANY, INC.

                          CERTIFICATE OF INCREASE
                                     OF
                        AUTHORIZED NUMBER OF SHARES
                                     OF
                              PREFERRED STOCK

                   DESIGNATED AS SERIES A PREFERRED STOCK

      THE SOFTWARE DEVELOPER'S COMPANY, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:


      That the Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 11, 1986; that a Certificate of Agreement of Merger was filed with the Secretary of State of Delaware on October 3, 1986; that the Certificate of Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 22, 1987; that the Certificate of Amendment was filed with the Secretary of State of the State of Delaware on August 10, 1988; that a Certificate of Stock Designation for the Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on June 26, 1991; and that a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on September 30, 1991;


      That the Board of Directors of said Corporation, by resolution of the Board of Directors adopted and approved at a meeting duly held on May 20, 1992, authorized and directed an increase in the authorized number of shares of Series A Preferred Stock of the Corporation from 325,000 shares to 470,680 shares, an increase of 145,680 shares of Series A Preferred Stock, and such action by the Board of Directors was taken in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware.


      IN WITNESS WHEREOF, said Corporation has caused this Certificate of Increase to be signed by Stephen L. Watson, its President and Chief Executive Officer, and attested to by John M. Hession, its Assistant Secretary, this 21st day of May, 1992.

                              THE SOFTWARE DEVELOPER'S COMPANY, INC.

                              By: /s/ Stephen L. Watson
                              -------------------------
                                      Stephen L. Watson, President and
                                      Chief Executive Officer
ATTEST

/s/ John M. Hession
-------------------
John M. Hession
Assistant Secretary

                     THE SOFTWARE DEVELOPER'S COMPANY, INC.

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES

                     AND RIGHTS OF SERIES C PREFERRED STOCK

      The undersigned officers of The Software Developer's Company, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, do hereby certify that, pursuant to authority conferred by the Certificate of Incorporation, as amended to date, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of The Software Developer's Company, Inc., at a special meeting held on September 23, 1993, adopted a resolution providing for certain powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of certain shares of Series C Preferred Stock, $.01 par value, which resolution is as follows:

RESOLVED:   That, pursuant to the authority vested in the Board of Directors of the Corporation and in accordance with the General Corporation Law of the State of Delaware and the provisions of the Corporation's
            Certificate of Incorporation, a series of the class of authorized
            Preferred Stock, par value $.01 per share, of the Corporation is hereby created as the Series C Preferred Stock, and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as set forth below.

A.    DESCRIPTION AND DESIGNATION OF SERIES C PREFERRED STOCK

      1. DESIGNATION. A total of One Million One Hundred Fifty Thousand (1,150,000) shares of the Corporation's previously undesignated Preferred Stock, $.01 par value, shall be designated as the "SERIES C PREFERRED STOCK."

      2. PARTICIPATING DIVIDENDS. In the event that the Board of Directors shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Series C Preferred Stock shall be entitled to the amount of dividends on the Series C Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend. Such determination of "whole shares" shall be based upon the aggregate number of shares of Series C Preferred held by each holder, and not upon each share of Series C Preferred Stock so held by the holder.

      3. LIQUIDATION, DISSOLUTION OR WINDING UP.

            (a) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series C Preferred Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated in the future to be senior to, or on a parity with, the Series C Preferred Stock with respect to liquidation preferences, the holders of each share of Series C Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, an amount equal to the greater of:

                  (i) $2.00 per share of Series C Preferred Stock held by any holder, plus all dividends declared and accrued thereon, if any (the "LIQUIDATION VALUE"); or

                  (ii) such amount per share of Series C Preferred Stock as would have been payable had each such share of Series C Preferred Stock been converted to Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5 hereof.

            If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series C Preferred Stock the full amounts to which they otherwise would be entitled, the holders of Series C Preferred Stock shall share ratably in any distribution of available assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series C Preferred Stock if all liquidation preference amounts with respect to such shares were paid in full, based upon the aggregate Liquidation Value payable upon all shares of Series C Preferred Stock then outstanding (the "LIQUIDATION FORMULA").

            After such payment shall have been made in full to the holders of the Series C Preferred stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series C Preferred Stock so as to be available for such payment; the remaining assets available for distribution shall be distributed ratably among the holders of the common Stock and any class or series of capital stock designated to e junior to the Series C Preferred Stock (if any) in right of payment upon any liquidation, dissolution or winding up of the Corporation.

            The amounts set forth above shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series C Preferred Stock.

            (b) TREATMENT OF REORGANIZATIONS, CONSOLIDATIONS, MERGERS, AND SALES OF ASSETS. A reorganization of the Common Stock as provide din a Section 5(h) or a consolidation or merger of the Corporation or a sale of all or substantially all of the capital stock or assets of the Corporation (a "BUSINESS COMBINATION") shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3 if elected in writing by the holders of a majority of the outstanding shares f Series C Preferred Stock, unless the Business Combination yields less than $1.50 per share of Common Stock, $.01 par value (the

"Common Stock") in cash or the equivalent value for marketable securities meeting the requirements set forth below (such price subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock), in which case such Business Combination shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3 if elected in writing by the holders of at least fifteen percent (15%) of the outstanding shares of Series C Preferred Stock.

            Anything contained herein to the contrary notwithstanding the holders of the Series C Preferred Stock shall have no right to elect the benefits of this Section 3(b) if any Business Combination yields an equivalent of $1.50 per share to the holders of Common Stock and an annual, compounded, realized internal rate of return of 25% or more above the original aggregate investment in the Series C Preferred Stock, and where the consideration is either cash or marketable securities of a corporation whose class of such securities is registered for trading under Section 12 of the Securities Exchange Act of 1934, and where liquidity is provided to the holders of Series C Preferred Stock and Common Stock within six months following the consummation of any Business Combination.

            The provisions of this Section 3(b) shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization r consolidation, of which the Corporation s substantively the surviving corporation and operates as a going concern, of another corporation incorporated in the United States of America that is engaged in a business substantially similar or reasonably related to, or complementary with, the business of the Corporation and where there is a reasonably continuity f ownership such that the holders of the Corporation's capital stock outstanding prior to any proposed business combination or acquisition continue to have the right or power to elect a majority for the members of the Corporation's Board of Directors following the consummation of any such business combination or acquisition.

            (c) DISTRIBUTIONS OTHER THAN CASH. Whenever the distributions provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors. All distributions (including distributions other than cash) made hereunder shall be made pro rata to the holders of Series C Preferred Stock in accordance with the Liquidation Formula described in Section 3(a) above.

      4. VOTING POWER.

            (a) GENERAL. Except as otherwise expressly provided in this Section 4 or Section 6 hereof or as otherwise required by the General Corporation Law of the State of Delaware, each holder of Series C Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of whole shares of Common Stock into which such holder's shares of Series C Preferred Stock would be converted, pursuant to the provisions of
Section 5 hereof, at the record date for the determination of stockholders entitled to vote on any matter or, if no such record date s established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided in this Certificate of Designation or as otherwise required by law, the holders of shares of Series C Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

            Such determination of "whole shares" shall be based upon the aggregate number of shares of Series C Preferred Stock held by each holder, and not upon each share of Series C Preferred Stock so held by the holder.

            (b) DIRECTOR ELECTION RIGHT. The holders of a majority of the outstanding shares of the Series C Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation (the "SERIES C DIRECTORS"). At any annual or special meeting of the Corporation (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or by written consent) of the holders of a majority of the outstanding shares of Series C Preferred Stock shall constitute a quorum for the election of the Series C Directors. The holders of a majority of the shares of Series C Preferred Stock then present in person or by proxy at any meeting relating to the election of directors (calculated after the determination of a quorum as provided above) shall then be entitled to elect the Series C Directors.

            A Series C Director elected by the holders of the Series C Preferred Stock may be removed during his or her term of office, without cause, by and only by, the affirmative vote or written consent of the holders of at least eighty-five percent (85%) of the outstanding shares of the Series C Preferred Stock. A vacancy in a seat held by a Series C Preferred Stock shall be filled by and only y the vote or written consent of the holders of a majority for the outstanding shares of Series C Preferred Stock present in person at any meeting (calculated after the determination of a quorum as provided above) or by written consent. Pending any vote or written consent of holders of Series C Preferred Stock, any vacancy in the office of a Series C Director shall be filled by the nominee who shall be authorized by the vote of the remaining Series C Director; provided, however, that if the holders of Series C Preferred Stock are parties to a voting agreement regarding the Series C Preferred Stock, then the terms of such voting agreement shall govern in this instance. At the election of a Series C Director, such director shall be a member of all committees constituted by the Board of Directors, including the Audit Committee and the Stock Option and Compensation Committee. The holders of Series C Preferred Stock shall vote together with the holders of Common Stock to elect all other members of the Board of Directors.

            A Series C Director and/or the holders of at least fifteen percent (15%) of the outstanding shares of Series C Preferred Stock may at any time, upon ten (10) days prior written notice to the President or Chairman of the Board of Directors, request a special meeting of the Board of Directors. Notice of such meeting shall be delivered to the other directors in accordance with the Corporation's By-Laws.

            Any provision of this Section 4(b) to the contrary notwithstanding, the right of the holders of Series C Preferred Stock to elect two (2) Series C Directors shall automatically terminate at such time when the number of outstanding shares of Series C Preferred Stock is less than fifteen percent (15%) of the number of shares of Series C Preferred Stock originally issued. Upon the occurrence of such event, the Series C Directors shall immediately resign.

      5. CONVERSION RIGHTS. The holders of the Series C Preferred Stock shall have the following rights with respect to the conversion of such shares into shares of Common Stock:

            (a) GENERAL. Subject to and in compliance with the provisions of this Section 5, any shares of the Series C Preferred Stock may, at the option of any holder, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series C Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the Series C Applicable Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Series C Preferred Stock being converted at any time.

            (b) APPLICABLE CONVERSION RATE. The conversion rate in effect at any time for the Series C Preferred Stock shall be the quotient obtained by dividing $1.00 by the Series C Applicable Conversion Value, calculated as provided in
Section 5(c) (the "SERIES C APPLICABLE CONVERSION RATE").

            (c) APPLICABLE CONVERSION VALUE. The Applicable Conversion Value for the Series C Preferred Stock in effect from time to time, except as adjusted in accordance with Section 5(d) hereof, shall be $1.00 (the "SERIES C APPLICABLE CONVERSION VALUE").

            (d) ADJUSTMENTS TO APPLICABLE CONVERSION VALUE OF THE SERIES C OF PREFERRED STOCK.

                  (I)(A) UPON DILUTIVE ISSUANCES OF COMMON STOCK OR CONVERTIBLE SECURITIES. If the Corporation shall, while there are any shares of Series C Preferred Stock outstanding, issue or sell shares of its Common Stock or Common Stock Equivalents at a price per share less than the Series C Applicable Conversion Value in effect immediately prior to such issuance or sale, then the Series C Applicable Conversion Value, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series C Applicable Conversion Value by a fraction:

                        (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all outstanding options, warrants, purchase rights or convertible securities), plus (b) the number of shares of Common Stock or Common Stock Equivalents which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued would purchase at the Series C Applicable Conversion Value in effect immediately prior to such issuance, and

                        (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all outstanding options, warrants, purchase right or convertible securities), plus (b) the number of such additional shares of Common Stock or Common Stock Equivalents so issued.

      The determination of Common Stock Equivalents as provided for in the immediately preceding paragraphs shall be calculated by including only those options, warrants, purchase rights or convertible or exchangeable securities whose exercise or conversion price (determined immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents) is less than the Market Price (as defined below in Section 3(e)) on the first business day preceding the day of any purported adjustment to the Series C Applicable Conversion Value.

      The provisions of this Section 5(d)(i)(A) may be waived in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement or consent of the holders of an aggregate of 85% or more of the outstanding shares of Series C Preferred Stock.

                  (i)(B) UPON DILUTIVE ISSUANCES OF WARRANTS, OPTIONS AND PURCHASE RIGHTS TO COMMON STOCK OR CONVERTIBLE SECURITIES.

                        (1) For the purposes of this Section 5(d)(i), the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock, or the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "COMMON STOCK EQUIVALENTS"), shall be deemed an issuance of Common Stock with respect to adjustments in the Series C Applicable Conversion Value if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Series C Applicable Conversion Value in effect at the time of such issuance. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series C Applicable Conversion Value shall be made under this Section 5(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

                        (2) ADJUSTMENTS FOR CANCELLATION OR EXPIRATION OF COMMON STOCK EQUIVALENTS. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time, then upon the effectiveness of each such change, the Series C Applicable Conversion Value will be that which would have been obtained (1) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration Per Share of such securities, and
      (2) had the adjustments made to the Series C Applicable Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series C Applicable Conversion Value as adjusted pursuant to clause
      (1) above. Any adjustment of the Series C Applicable Conversion Value with respect to this paragraph which relates to Common Stock Equivalents shall be disregarded if, as, and when all of such Common Stock Equivalents expire or are cancelled without being exercised, or are repurchased by the Corporation at a price per share at or less than the original purchase price, so that the Series C Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series C Applicable Conversion Value in effect at the time of the issuance of the expired or cancelled Common Stock Equivalents, with such additional adjustments as would have been made to the Series C Applicable Conversion Value had the expired or cancelled Common Stock Equivalents not been issued.

                        (3) NET CONSIDERATION PER SHARE. For purposes of this paragraph, the "NET CONSIDERATION PER SHARE" which may be received by the Corporation shall be determined as follows:

                              (a) The "NET CONSIDERATION PER SHARE" shall mean
the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

                              (b) The "NET CONSIDERATION PER SHARE" which may be
received by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

                  (i)(C) STOCK DIVIDENDS FOR HOLDERS OF CAPITAL STOCK OTHER THAN COMMON STOCK. In the event that the Corporation shall make or issue, or shall fix a record date for the determination of holders of any capital stock of the Corporation OTHER THAN holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for the Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration as is reasonably determined in good faith by the Board of Directors, except for (i) dividends payable in shares of Common Stock payable pro rata to holders of Series C Preferred Stock and to holders of any other class of stock (whether or not paid to holders of any other class of stock), or (ii) with respect to the Series C Preferred Stock, dividends payable in shares of Series C Preferred Stock; provided, however, that holders of any shares of Series C Preferred Stock shall be entitled to receive in place of such Series C Preferred Stock the shares of Common Stock for which the shares of Series C Preferred Stock are then convertible.

                  (i)(D) CONSIDERATION OTHER THAN CASH. For purposes of this
Section 5(d)(i), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(d)(i) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

                  (i)(E) EXCEPTIONS TO ANTI-DILUTION ADJUSTMENTS; BASKET FOR RESERVED EMPLOYEE SHARES. The anti-dilution adjustments provided for in this
Section 5(d)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below). Further, the anti-dilution adjustments provided for in this Section 5(d)(i) shall not apply with respect to any of the following:

                        (1) the issuance or sale of any shares of capital stock, or the grant of options exercisable therefor, issued or issuable after the original issue date of the Series C Preferred Stock to directors, officers, employees, advisers and consultants of the Corporation or any subsidiary pursuant to any incentive or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement or restricted stock plan, employee stock ownership plan (ESOP), consulting agreement, stock appreciation right (SAR), stock depreciation right (SDR), bonus stock arrangement, or such other options, issuances, arrangements, agreements or plans approved by the Stock Option and Compensation Committee of the Board of Directors;

                        (2) 1,454,322 shares of Common Stock issuable upon the exercise of outstanding warrants and options (as of the date of the filing of this Certificate of Designation); and

                        (3) the issuance or sale of shares of Common Stock, or the grant of options exercisable therefor, issued after the original issue date of the Series C Preferred Stock pursuant to the Corporation's 1986 Non-Statutory Stock Option Plan, 1987 Amended Stock Plan, 1988 Non-Employee Director Stock Option Plan, the 1990 Stock Purchase Plan, the 1991 Director Stock Plan, and the 1993 Non-Employee Director Stock Option Plan and any other stock option plan or stock purchase plan adopted by the Company's Stock Option and Compensation Committee and approved by the stockholders of the Company at any time.

The foregoing numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock of the Corporation.

                  (d)(ii)UPON EXTRAORDINARY COMMON STOCK EVENT. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series C Applicable Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series C Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series C Applicable Conversion Value. The Series C Applicable Conversion Value (as the case may be), as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

            An "EXTRAORDINARY COMMON STOCK EVENT" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common

Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

            (e) AUTOMATIC CONVERSION.

                  (i) MANDATORY CONVERSION OF PREFERRED STOCK. All outstanding shares of Series C Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares of Series C Preferred Stock are then convertible pursuant to Section 5 hereof, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, immediately upon the occurrence of one or more of the following:

                        (1) the closing and consummation of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the Corporation actually receives gross proceeds equal to or greater than $5,000,000 (calculated after deducting underwriters' discounts and commissions but before calculation of expenses), and in which the price per share of Common Stock equals or exceeds $3.00 (such price subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock);

                        (2) the business day immediately following the period of thirty consecutive business days on which trades occur during which the Market Price (as defined below) of the Company's Common Stock is equal to or greater than $3.00 per share (such price subject to equitable adjustment in the event of any stock dividend, stock split, combination, reclassification or other similar event involving a change in the Common Stock), the average weekly reported volume of trading in the Company's Common Stock on all national securities exchanges (including the Boston Stock Exchange) and/or reported through the automated quotation system of a registered securities association (including the NASDAQ National Market or NASDAQ Small-Cap Market) equals or exceeds one percent (1%) of the total number of shares of Common Stock outstanding (calculated on a fully diluted basis assuming the exercise or conversion of all outstanding options, warrants, purchase rights or convertible securities) and the Company's Common Stock is listed on either the NASDAQ National

                              Market System or the NASDAQ Small-Cap Market
                              System;

                        (3) the approval, set forth in a written notice to the Corporation, of the holders of an aggregate of 85% or more of the outstanding shares of Series C Preferred Stock of an election to convert the Series C Preferred Stock into Common Stock; or

                        (4) upon conversion in one or more transactions from time to time of an aggregate of 85% or more of the outstanding shares of Series C Preferred Stock originally issued.

            The "Market Price" of the Company's Common Stock on any given date shall be determined as (i) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market System or (ii) the closing bid price (or average of bid prices) last quoted (on that date) for the Company's Common Stock by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market System, or (iii) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange (including the Boston Stock Exchange) on which the Common Stock is traded, if the Common Stock is not quoted by an established quotation service.

            The automatic conversion of the Series C Preferred Stock into shares of Common Stock as provided in clause (1) above shall be subject in all circumstances to the closing and consummation of the offer and sale of shares of Common Stock pursuant to any public offering satisfying the requirements of clause (1) above.

                  (ii) SURRENDER OF CERTIFICATES UPON MANDATORY CONVERSION. Upon the occurrence of the conversion events specified in the preceding paragraph
(i), the holders of the Series C Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Series C Preferred Stock so surrendered were convertible on the date on which such conversion occurred. The Corporations shall not be obligated to issue such certificates unless certificates evidencing the shares of Series C Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

            (f) DIVIDENDS OTHER THAN COMMON STOCK DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation OTHER THAN shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 5(j)), retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series C Preferred Stock.

            (g) CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holders of Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

            (h) CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS. Subject to the provisions of Section 3(b), if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Corporation or the acquisition by the Corporation of other businesses where the Corporation survives as a going concern, as further provided in Section 3(b) hereof), or the sale of all or substantially all of the Corporation's capital stock or assets to any other person, then, as a part of such reorganization, merger, or consolidation or sale, provision shall be made so that the holders of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock the number of shares of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Series C Preferred Stock immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(h) to the end that the provisions of this
Section 5(h) (including adjustment of the Series C Applicable Conversion Value then in effect and the number of shares of Common Stock or other securities issuable upon conversion of such shares of Series C Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

            The provisions of Section 3(b) and Section 5(h) shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, of which the Corporation is substantively the surviving corporation and operates as a going concern, of another corporation incorporated in the United States of America that is engaged in a business substantially similar or reasonably related to, or complementary with, the business of the Corporation, and where there is a reasonable continuity of ownership such that the holders of the Corporation's capital stock outstanding prior to any proposed business combination or acquisition continue to have the right or power to elect a majority of the members of the Corporation's Board of Directors following the consummation of any such business combination or acquisition.

            (i) CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Series C Applicable Conversion Rate, the Corporation at its expense will furnish each holder of Series C Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

            (j) EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Series C Preferred Stock shall surrender the certificate(s) representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for shares of Series C Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate(s) representing the shares of Series C Preferred Stock being converted, shall be the "CONVERSION DATE". As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series C Preferred Stock being converted, or on its written order, such certificate(s) as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series C Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series C Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of Common Stock represented thereby.

            (k) CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series C Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series C Preferred Stock, the Corporation shall pay to the holder of the shares of Series C Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series C Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series C Preferred Stock being converted.

            (l) PARTIAL CONVERSION. In the event some but not all of the shares of Series C Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series C Preferred Stock where were not converted.

            (m) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized by unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock (including any shares of Series C Preferred Stock represented by any warrants, options, subscription or purchase rights for the Series C Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock (including any shares of Series C Preferred Stock represented by any warrants, options, subscriptions or purchase rights for the Series C Preferred Stock), the Corporation shall use all reasonable efforts and take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

            (n) NO REISSUANCE OF PREFERRED STOCK. No share or shares of Series C Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares of Series C Preferred Stock which the Corporation shall be authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series C Preferred Stock. Any shares of Series C Preferred Stock so cancelled or retired may be added to the Corporation's reserve of authorized but undesignated Preferred Stock.

      6. RESTRICTIONS AND LIMITATIONS.

            (a) CORPORATE ACTION; AMENDMENTS TO CHARTER. The Corporation shall not take any corporate action or otherwise amend its Certificate of Incorporation or this Certificate of Designation (whether by the filing of a Certificate of Designation or an amendment to the Corporation's Certificate of Incorporation) without the approval by vote or written consent of the holders of at least eighty-five percent (85%) of the then outstanding shares of Series C Preferred Stock, each share of Series C Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment could:

                  (i) authorize or issue, or obligate the Corporation to authorize or issue, additional shares of Series C Preferred Stock or any other class or series of Preferred Stock senior to the Series C Preferred Stock with respect to liquidation preferences, dividend rights or redemption rights, except for the designation and issuance of shares of any class or series of Preferred Stock on a parity with the Series C Preferred Stock with respect to liquidation preferences, dividend rights or redemption rights or the designation and issuance of any class or series of Preferred Stock which is approved in any instance by both of the Series C Directors and two-thirds of the other members of the Board of Directors; or

                  (ii) reduce the amount payable to the holders of Series C Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                  (iii) adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series C Preferred Stock;

                  (iv) cancel or modify the conversion rights of the holders of Series C Preferred Stock provided for in Section 5; or

                  (v) otherwise amend the Corporation's Certificate of Incorporation or By-Laws if such amendment could adversely affect the holders of the Series C Preferred Stock.

            (b) RESTRICTIONS ON BUSINESS COMBINATIONS. The Corporation shall not effect, or obligate itself to effect, any merger, consolidation, sale of all or substantially all of the assets of the Corporation or effect any other form of acquisition or business combination in which the Corporation is the target of such acquisition and the Corporation is not expected to survive as an independent going concern, or otherwise effect a voluntary liquidation dissolution or winding up of the Corporation (a "BUSINESS COMBINATION"), unless the Corporation shall have received the written consent or approval or other form of vote or proxy of the holders of at least a majority of the outstanding shares of Series C Preferred Stock, except for any Business Combination yielding less than $1.50 per share of Common Stock, in cash or the equivalent value of marketable securities meeting the requirements set forth below, in which case the Corporation must receive the written consent or approval or other form of vote or proxy of the holders of at least eighty-five percent (85%) of the outstanding shares of Series C Preferred Stock. Notwithstanding the foregoing, no separate vote or consent of the holders of the Series C Preferred Stock shall be required if any such Business Combination provides to the holders of the Series C Preferred Stock an annual, compounded, realized internal rate of return of 25% or more above the original aggregate investment in the Series C Preferred Stock and provides the holders of Common Stock with the equivalent of $1.50 per share (such price subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock), and where the consideration is either cash or marketable securities of a corporation whose class of such securities is registered for trading under
Section 12 of the Securities Exchange Act of 1934, as amended, and where liquidity is provided to the holders of Series C Preferred Stock and Common Stock within six months following the consummation of any Business Combination; and provided further that any subsidiary may merger or consolidate with or transfer assets to any other subsidiary or to the Corporation.

      7. NOTICE OF RECORD DATE. In the event of

            (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

            (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, entity or person, or

            (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series C Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, or by express overnight courier service, at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

      EXECUTED as of this 19th day of October, 1993.

                                        THE SOFTWARE DEVELOPER'S COMPANY, INC.



                                        By:/s/ Barry N. Bycoff
                                           ------------------------------
                                           Barry N. Bycoff, President and
                                           Chief Executive Officer

ATTEST:

/s/ John M. Hession
-----------------------
John M. Hession
Assistant Secretary

                       CERTIFICATE OF RETIREMENT OF STOCK
                                       OF
                     THE SOFTWARE DEVELOPER'S COMPANY, INC.

      THE SOFTWARE DEVELOPER'S COMPANY, INC., a corporation organized and existing under The General Corporation Law of the State of Delaware, does hereby certify:


      FIRST: That the Board of Directors of the corporation, in a regular meeting of the Board of Directors held on October 29, 1993, duly adopted a resolution retiring shares of the capital stock of the corporation, which shares previously were authorized but not outstanding, and which retired shares had capital applied in connection with their acquisition.


      SECOND: The shares of capital stock of the corporation which have been retired are identified as being four hundred seventy thousand six hundred eighty (470,680) shares of Series A Preferred Stock, $.01 par value (the "Series A Preferred Stock"), and ten thousand (10,000) shares of Series B Senior Preferred Stock, $.01 par value (the "Series B Senior Preferred Stock").

      THIRD: That the Restated Certificate of Incorporation, as amended, of the corporation prohibits the reissue of the shares of Series A Preferred Stock and Series B Senior Preferred Stock when so retired and that the shares so retired constitute all the authorized shares of the Series A Preferred Stock and Series B Senior Preferred Stock; and pursuant to the provisions of section 243 of the General Corporation Law of the State of Delaware, upon the effective date of the filing of this certificate as therein provided, the Restated Certificate of Incorporation, as amended, of the corporation shall be amended so as to effect a reduction in the authorized number of shares of the Series A Preferred Stock and Series B Senior Preferred Stock of the corporation by the elimination therefrom of all reference to the Series A Preferred Stock and Series B Senior Preferred Stock.

      FOURTH: This Certificate of Retirement of Stock shall be effective on the date of filing.

      IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Barry N. Bycoff, its President, and attested by Dennis M. Mackie, its Secretary, this 29th day of October, 1993.

                                        THE SOFTWARE DEVELOPER'S COMPANY, INC.



                                        By:    /s/ Barry N. Bycoff
                                            ----------------------
                                        Barry N. Bycoff, President

ATTEST:

/s/ Dennis M. Mackie
------------------------
Secretary

                     THE SOFTWARE DEVELOPER'S COMPANY, INC.

                            CERTIFICATE OF AMENDMENT
                                       TO
                      RESTATED CERTIFICATE OF INCORPORATION

      THE SOFTWARE DEVELOPER'S COMPANY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

      FIRST: That the Board of Directors of said Corporation, by unanimous written consent dated January 17, 1994, in accordance with the provisions of
Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolutions authorizing proposed amendments to the Restated Certificate of Incorporation of said Corporation, declaring said amendments to be advisable and recommending said amendments to the stockholders of the Corporation for approval thereby:

RESOLVED:   To approve an amendment to the Company's Restated Certificate of
            Incorporation, as amended (the "Charter"), to increase the number of authorized shares of Common Stock, par value $.01 per share, from 10,000,000 shares to 25,000,000 shares.

RESOLVED To approve an amendment to the Company's Charter to increase the number of authorized shares of Preferred Stock, par value $.01 per share, from 1,519,320 shares to 5,000,000 shares.

      SECOND: That the stockholders of said Corporation, at a Special Meeting of Stockholders held on March 22, 1994, in accordance with the provisions of Sections 211, 222 and 242 of the General Corporation Law of the State of Delaware, voted to amend the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 shares to 25,000,000 shares and to increase the authorized number of Preferred Stock from 1,519,320 shares to 5,000,000 shares.

      THIRD: That in accordance with the aforementioned resolutions, the Restated Certificate of Incorporation of this Corporation is hereby amended by deleting the first sentence of Article FOURTH thereof in its entirety and replacing it with a new sentence so that, as amended, the first sentence of Article FOURTH shall read as follows:

            The total number of shares of stock which the Corporation shall have authority to issue is Thirty Million (30,000,000) shares, with Twenty Five Million (25,000,000) shares of Common Stock with a par value of one cent ($.01) per share ("Common Stock), and Five Million (5,000,000) shares of Preferred Stock with a par value of one cent ($.01) per share ("Preferred Stock")

      FOURTH: That the stockholders of the Company duly adopted such resolution by a majority vote of each class outstanding at a meeting held in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, The Software Developer's Company, Inc. has caused this certificate to be signed by Barry N. Bycoff, its President and Chief Executive Officer, and attested by John M. Hession, its Assistant Secretary, as of this 22nd day of March, 1994.

                                        THE SOFTWARE DEVELOPER'S COMPANY, INC.

                                        By:/s/ Barry N. Bycoff
                                           ------------------------------
                                           Barry N. Bycoff, President and
                                           Chief Executive Officer

ATTEST:

/s/ John M. Hession
-----------------------
John M. Hession
Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                     THE SOFTWARE DEVELOPER'S COMPANY, INC.

      The Software Developer's Company, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Delaware Law"), DOES HEREBY CERTIFY:

      First. The Board of Directors of the Corporation duly adopted a resolution setting forth and declaring advisable the amendment of Article First of the Restated Certificate of Incorporation of the Corporation, so that, as amended, said Article shall read as follows:

            First. The name of the corporation is Netegrity, Inc.

      Second. The foregoing Amendment of the Restated Certificate of Incorporation has been duly adopted by the written consent of stockholders in accordance with the provisions of Sections 228 and 242 of the Delaware Law. In addition, written notice of the adoption of the foregoing Amendment of the Restated Certificate of Incorporation has been given to those stockholders who did not consent in writing in accordance with Section 228 of the Delaware Law.

Signed and attested to on June 28, 1996.

                                        THE SOFTWARE DEVELOPER'S COMPANY, INC.


                                        By:/s/ Barry N. Bycoff
                                           --------------------------
                                           Barry N. Bycoff, President

Attest:

/s/ John Hession
--------------------
John Hession, Assistant Secretary

                           CERTIFICATE OF ELIMINATION
                                       OF
                                 NETEGRITY, INC.

      Netegrity, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      First: The Board of Directors of the Corporation duly adopted a resolution declaring that the previously designated 470,680 shares of Series A Preferred Stock of the Corporation, designated on June 26, 1991 and May 28, 1992, are no longer outstanding; and that the Board of Directors hereby returns the previously designated shares to authorized, unissued and undesignated Preferred Stock of the Corporation.

      Second: No shares of the Series A Preferred Stock of the Corporation will be outstanding or will be issued subsequent to the date hereof.

Signed:  on January 6, 1998.

                                        NETEGRITY, INC.


                                        By:/s/ Barry N. Bycoff
                                           --------------------------
                                           Barry N. Bycoff, President

                           CERTIFICATE OF ELIMINATION
                                       OF
                                 NETEGRITY, INC.

      Netegrity, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      First: The Board of Directors of the Corporation duly adopted a resolution declaring that the previously designated 10,000 shares of Series B Senior Preferred Stock of the Corporation, designated on May 28, 1992, are no longer outstanding; and that the Board of Directors hereby returns the previously designated shares to authorized, unissued and undesignated Preferred Stock of the Corporation.

      Second: No shares of the Series B Senior Preferred Stock of the Corporation will be outstanding or will be issued subsequent to the date hereof.

Signed:  on January 6, 1998.

                                        NETEGRITY, INC.


                                        By:/s/ Barry N. Bycoff
                                           --------------------------
                                           Barry N. Bycoff, President

                         CERTIFICATE OF ELIMINATION
                                     OF
                              NETEGRITY, INC.

      Netegrity, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      First: The Board of Directors of the Corporation duly adopted a resolution declaring that the previously designated 1,150,000 shares of Series C Preferred Stock of the Corporation, designated on October 19, 1993, are no longer outstanding; and that the Board of Directors hereby returns the previously designated shares to authorized, unissued and undesignated Preferred Stock of the Corporation.

      Second:  No shares of the Series C Preferred Stock of the
Corporation will be outstanding or will be issued subsequent to the date hereof.

Signed : on January 6, 1998.

                                                NETEGRITY, INC.


                                                 By:/s/ Barry N. Bycoff
                                                     ------------------------
                                                     Barry N. Bycoff, President

                  CERTIFICATE OF DESIGNATION, PREFERENCES

                     AND RIGHTS OF SERIES D CONVERTIBLE

                              PREFERRED STOCK

                                     OF

                              NETEGRITY, INC.

            We, Barry N. Bycoff and James O'Connor, Jr., the President and Assistant Secretary of Netegrity, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), do hereby certify that, pursuant to the authority confirmed upon the Board of Directors by the Certificate of Incorporation of the Corporation, as amended and restated, the Board of Directors on December 23, 1997, adopted the following resolution creating a series of 5,000,000 shares of Preferred Stock designated as Series D Convertible Preferred Stock:

            RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation, as amended and restated, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

            l. DESIGNATION AND NUMBER. (a) There is hereby designated a series of Preferred Stock to be known as "Series D Preferred Stock."
The number of shares constituting the Series D Preferred Stock shall be 5,000,000, which number may not be increased without a vote of the holders of the Series D Preferred Stock.

                  (b) The Series D Preferred Stock shall, except as provided in
Section 9 hereof, with respect to dividend rights and rights on liquidation, dissolution or winding up, (i) rank senior to the Common Stock, par value $.01 per share, of the Corporation (the "COMMON STOCK") and (ii) rank senior to other series of convertible preferred stock of the Corporation designated by the Board of Directors of the Corporation prior to, on or after the date hereof.

            2. DIVIDENDS. (a) The holders of the shares of Series D Preferred Stock, in preference to the holders of Common Stock and of any shares of other capital stock of the Corporation ranking junior to the Series D Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors, cumulative dividends ("STOCK DIVIDENDS") in the form of Common Stock ("DIVIDEND SHARES") at an annual rate 7.5% from and after the Issue Date (as defined in Section 6(c)(ii)) as long as the shares of Series D Preferred Stock remain outstanding. Dividends shall be computed on the basis of the Preferred Amount Per Share (as defined in Section 11), and shall accrue quarterly, on March 31, June 30, September 30 and December 31 in each year or, if not a Business Day (as defined in Section 11), on the next Business Day (each such date being referred to herein as a "QUARTERLY DIVIDEND ACCRUAL DATE"), commencing on the first Quarterly Dividend Accrual Date following the Issue Date.

                  (b) The Corporation shall deliver to each holder its cumulative Stock Dividends immediately before the date of a Liquidation or immediately before the Redemption. No fractional Dividend Shares shall be issued; the Corporation shall, in lieu thereof, either issue a number of Dividend Shares which reflects a rounding up to the next whole number of shares or pay such amount in cash. Dividend Shares shall be fully paid and nonassessable, free and clear of all Encumbrances (as defined in Section 11) imposed by or through the Corporation.

                  (c) No dividend or distribution in cash, shares of stock or other property on the capital stock of the Corporation (other than the Dividend Shares) shall be declared or paid or set apart for payment.

            3. VOTING RIGHTS. (a) In addition to any voting rights provided by law and the special voting rights provided in Section 3(c) and Section 9 below, the holder of each share of Series D Preferred Stock shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, and the shares of Series D Preferred Stock held by each such holder shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series D Preferred Stock could be converted pursuant to the provisions of Section 6 of this Certificate of Designation at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as required by law or as otherwise set forth in this Certificate of Designation, the holders of shares of Series D Preferred Stock and Common Stock shall vote together as a single class and not as separate classes.

                  (b) The Board of Directors of the Corporation shall consist of a maximum of 13 members. Except with respect to the special voting rights set forth in clause (c) below, the number of directors at any such time constituting the Board of Directors may not exceed the number which is 7 less than the maximum number of directors specified in the previous sentence.

                  (c) So long as any shares of Series D Preferred Stock remain outstanding, the holders of the Series D Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, (i) prior to the occurrence of either an Event of Default or a Performance Default (each as defined in Section 11), to elect one director of the Corporation, with the remaining directors to be elected by the other classes of stock entitled to vote therefore at each meeting of shareholders held for the purpose of electing directors (the "SERIES D PREFERRED DIRECTOR") and (ii) after an occurrence of either an Event of Default (as defined in Article 11) or Performance Default (as defined in Article 11), to elect the smallest number of directors (which number shall include the Series D Preferred Director) that shall constitute a majority of the maximum number of directors of the Board of Directors of the Corporation (the "DEFAULT SERIES D PREFERRED DIRECTORS"), with the remaining directors to be elected by the other classes of stock entitled to vote therefore at each meeting of shareholders held for the purpose of electing directors. The right of the holders of Series D Preferred Stock to vote for the election of directors may be exercised at any annual meeting or at any special meeting called for such purpose or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of a majority of all shares of Series D Preferred Stock outstanding as of the record date of such written consent.

                  (d) (i) With respect to the Series D Preferred Director, immediately after the date of the Issue Date, and (ii) with respect to the Default Series D Preferred Directors, immediately after such Event of Default or Performance Default has occurred, the Board of Directors of the Corporation shall call for a special meeting or written consent of the holders of shares of Series D Preferred Stock to elect the Series D Preferred Director or Default Series D Preferred Directors, as the case may be. Each director, and any subsequent director elected pursuant to this paragraph, shall serve as a director until his successor is elected and qualified. In the event of a vacancy in respect of any directorship elected by the holders of shares of Series D Preferred Stock pursuant to this clause (d), the Corporation agrees to call a special meeting of the holders of shares of Series D Preferred Stock at the request of the majority of the holders of outstanding Series D Preferred Stock, in order that the holders of the Series D Preferred Stock may elect a successor director, and at which meeting the holders of Series D Preferred stock shall be entitled to the same voting rights as provided in the first sentence of the prior paragraph.

                  (e) The voting rights with respect to the Default Series D Preferred Directors will terminate when the Event of Default is cured, provided that an Event of Default triggered the election o the Default Series D Preferred Directors. The holders of the Series D Preferred Stock will continue to be entitled to vote for the Series D Preferred Director after an Event of Default has been cured.

      4. NO REISSUANCE OF SHARES. Shares of Series D Preferred Stock converted, purchased, or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the conversion, purchase or acquisition thereof. None of such shares of Series D Preferred Stock shall be reissued by the Corporation.

      5. LIQUIDATION, DISSOLUTION OR WINDING UP. (a) In the event of any voluntary or involuntary liquidation, distribution of assets (other than the payment of dividends), dissolution or winding up of the Corporation (each, a "LIQUIDATION"), the holders of the shares of the Series D Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on any Junior Stock (as defined in Section 11), the Preferred Amount Per Share, plus all cumulative and unpaid Stock Dividends, with respect to each outstanding share of Series D Preferred Stock. If, upon any such Liquidation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series D Preferred Stock shall be insufficient to permit payment of the full amount of the Preferred Amount Per Share with respect to each share of Series D Preferred Stock, then the entire assets of the Corporation to be distributed among the holders of the Series D Preferred Stock shall be distributed ratably among such holders.

            (b) Upon the completion of the distribution required by Section 5(a), the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of the Series D Preferred Stock and the Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series D Preferred Stock at the then effective Conversion price (as defined in Section 11)); provided, however, that the holders of the Series D Preferred Stock shall not receive (i) an amount greater than 150% multiplied by the Preferred Amount Per Share (including amounts paid pursuant to Section 2(a)) where such Liquidation occurs on or before six months after the Issue Date, (ii) an amount grater than 200% multiplied by the Preferred Amount Per Share (including amounts paid pursuant to Section 2(a)) where such Liquidation occurs on or before twelve months after, but more than six months after, the Issue Date, (iii) an amount greater than 250% multiplied by the Preferred Amount Per Share (including amounts paid pursuant to Section 2(a)) where such Liquidation occurs on or before 18 months after, but not more than twelve months after, the Issue Date and (iv) an amount greater than 300% multiplied by the Preferred Amount Per Share (including amounts paid pursuant to Section 2(a)) where such Liquidation occurs after 18 months after the Issue Date; thereafter, if assets remain in this Corporation, the holders of the Common Stock shall receive all of the remaining assets of this Corporation pro rata based on the number of shares of Common Stock held by each.

            (c) After the payment to the holders of shares of the Series D Preferred Stock of the full amount of any liquidating distribution to which they are entitled under this Section 5, the holders of the Series D Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

            (d) At the option of the holders of a majority of the Shares of Series D Preferred Stock, the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined in Section 11) or Persons or the sale of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation for purposes of this Certificate of Designation and shareholders of the Corporation will be entitled to receive in cash and securities the amount they would have upon liquidation.

            (e) In any of such events, if the consideration received by this Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                  (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                        (A)   If traded on a securities exchange or
through NASDAQ, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-day period ending three (3) days prior to the closing;

                        (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three (3) days prior to the closing; and

                        (C) If there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors in good faith.

                  (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in subsection 5(c)(i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined by the Board of Directors in good faith.

      6. CONVERSION. (a) Each share of Series D Preferred Stock shall automatically be converted into a number of shares of Common Stock, equal to the quotient of the Preferred

Amount Per Share divided by the Conversion Price (such quotient being referred to herein as the "CONVERSION RATIO"), (i) on the date of and upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act (as defined in Section 11) covering the offering and sale of the Corporation's Common Stock for the account of the Corporation in which the aggregate gross proceeds received by the Corporation equal or exceed $15,000,000 and the price per share of which exceeds $3.00 per share (as adjusted for any stock dividends, stock splits, subdivisions, reclassifications or combinations occurring after the Issue Date),
(ii) at the close of business on the Trading Day which is the tenth Trading Day in a period of 25 consecutive Trading Days at any time during the second quarter ending June 30, 1999, in which the closing bid price for the Common Stock on NASDAQ (or any exchange on which the Common Stock is then being traded) shall have exceeded $4.50 per share (as adjusted for any stock dividends, stock splits, subdivisions, reclassifications or combinations occurring after the Issue Date) or (iii) on the date on which two-thirds (2/3) of the shares of Series D Preferred Stock issued and outstanding immediately following the Initial Closing (or if there shall occur a Subsequent Closing, the Subsequent Closing), shall no longer be issued and outstanding whether converted at the option of the holder thereof, redeemed pursuant hereto or otherwise (each of the events described in (i), (ii) and (iii) are referred to herein as an "AUTOMATIC CONVERSION EVENT"). In addition, at the option of the holder of any shares of Series D Preferred Stock, such holder shall have the right, at any time and from time to time, by written notice to the Corporation, to convert any share of Series D Preferred Stock owned by such holder into a number of shares of Common Stock, at the then effective Conversion Ratio.

            (b) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series D Preferred Stock and payment of Stock Dividends on Series D Preferred Stock pursuant to Section 3(b), free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be necessary to permit the conversion of all outstanding shares of Series D Preferred Stock into shares of Common Stock and the payment of Stock Dividends on Series D Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series D Preferred Stock and the payment of Stock Dividends.

            (c) The Conversion Price shall be subject to adjustment from time to time as follows:

                  (i) In case the Corporation shall at any time or from time to time after the date hereof (A) pay any dividend, or make any distribution, on the outstanding shares of Common Stock in shares on Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Conversion Price in effect on the record date therefor, if applicable, or the effective date thereof, whichever is earlier, shall be adjusted so that the holder of any shares of Series D Preferred Stock thereafter convertible into Common Stock pursuant to this Certificate of Designation shall be entitled to receive the number and type of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series D Preferred Stock been converted into Common Stock immediately prior to the happening of such event or the record date therefor, as applicable. An adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or
(y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

                  (ii) Except with respect to Excluded Securities (as defined below), in case the Corporation shall issue or sell any shares of Common Stock (or Common Stock Equivalents (as defined in Section 11) after the date hereof (the "ISSUE DATE") at a price per share (or having a conversion or exercise price per share) less than the Conversion Price then in effect, in each such case, the Conversion Price shall be appropriately reduced to a price (calculated to the nearest cent) determined by multiplying the Conversion Price then in effect by a fraction (x) the numerator of which is the sum of (A) the number of shares of Common Stock outstanding (calculated as set forth in Section 6(c)(iii) hereof) immediately prior to such issuance or sale plus (B) the number of shares of Common Stock Equivalents which the aggregate consideration received in respect of such issuance or sale could purchase at such Conversion Price and (y) the denominator of which is the total number of shares of Common Stock outstanding (calculated as set forth in Section 6(c)(iii) hereof) after giving effect to such issuance or sale; provided, however, that such fraction will in no event be greater than 1. An adjustment made pursuant to this clause (ii) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this clause (ii), the consideration receivable by the Corporation in conjunction with the issuance of additional shares of Common Stock or of Common Stock Equivalents since the Issue Date shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties, if any) of all such Common Stock and/or Common Stock equivalents plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such Common Stock Equivalents. The issuance or reissuance of any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Price pursuant to clause (i) of this paragraph (c) of this Section 6 of this Certificate of Designation, shall not be deemed to constitute an issuance of Common Stock or Common Stock Equivalents by the Corporation to which this clause (ii) applies. "EXCLUDED SECURITIES" shall mean (i) shares of Common Stock and/or Common Stock Equivalents issuable or issued to employees, outside directors or consultants of the Corporation directly or pursuant to the Corporation's existing stock option plan, stock incentive plan or any future stock option plan approved by the Board of Directors of the Corporation and (ii) shares of Common Stock and/or Common Stock Equivalents issued or issuable as direct consideration for the acquisition by the Corporation of capital stock or assets of another business entity or in connection with a merger or consolidation to the extent such issuances are approved by a majority of the members of the Board of Directors of the Corporation that are not employees ("OUTSIDE DIRECTORS").

                        (iii) For purposes of this paragraph (c) of this
Section 6 of this Certificate of Designation, the number of shares of Common stock at any time outstanding shall mean the aggregate of all shares of Common Stock then outstanding (other than any shares of

Common Stock then owned or held by or for the account of the Corporation) treating for purposes of this calculation all Common Stock Equivalents then outstanding as having been converted, exchanged or exercised.

                        (iv) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution and shall thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Price then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.

                  (d) The issuance of certificates for shares of Common Stock upon conversion of the Series D Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series D Preferred Stock which is being converted.

                  (e) The Corporation will at no time close its transfer books against the transfer of any Series D Preferred Stock, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series D Preferred Stock in any manner which interferes with the timely conversion of such Series D Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

                  (f) As used in this paragraph 6, the term "COMMON STOCK" shall mean and include the Corporation's authorized Common Stock, as constituted on the date of filing of this Certificate of Designation, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends nor be entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, provided that the shares of Common Stock receivable upon conversion of shares of Series D Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets to be issued in exchange for such Common Stock pursuant thereto.

                  (g) In the case of a Sale of the Corporation (as defined in Section 11) or a proposed reorganization of the Corporation or a proposed reclassification or recapitalization of the capital stock of the Corporation (except a transaction for which provision for adjustment is otherwise made in this Section 6), each share of Series D Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series D Preferred Stock would have been entitled upon such Sale of the Corporation, reorganization, reclassification or recapitalization; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series D

Preferred Stock. The Corporation shall not effect any such Sale of the Corporation unless prior to or simultaneously with the consummation thereof the successor corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holders of the Series D Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, each such holder is entitled to receive.

                  (h) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred Stock against impairment.

                  (i) Upon the occurrence of an Automatic Conversion Event, the outstanding shares of Series D Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; PROVIDED, HOWEVER, that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series D Preferred Stock are either delivered to the Corporation or any transfer agent of the Corporation. The holder of any shares of Series D Preferred Stock may exercise the optional conversion right specified in paragraph 6(a) as to any part thereof by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares represented thereby. Conversion shall be deemed to have been effected (i) in the case of an Automatic Conversion Event, on the date of the occurrence of such event or (ii) in any other case, on the date when delivery of notice of an election to convert and certificates for shares is made, and any such date is referred to herein as the "CONVERSION DATE." As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Series D Preferred Stock to the Corporation), the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock. The Person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Subject to the provisions of Section 6(a), upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series D Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series D Preferred Stock representing the unconverted portion of the certificate so surrendered.

                  (j) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series D Preferred Stock. If more than one share of Series D Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series D Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series D Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price (as defined in Section 11).

            7. REPORTS AS TO ADJUSTMENT. Upon any adjustment of the Conversion Price pursuant to the provisions of Section 6 of this Certificate of Designation, then, and in each such case, the Corporation shall promptly deliver to the Transfer Agent of the Series D Preferred Stock and the Common Stock and to each of the holders of the Series D Preferred Stock and the Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment, the method by which such adjustment was calculated and the Conversion Price in effect following such adjustment. Where appropriate, such notice to holders of the Series D Preferred Stock may be given in advance.

            8. CERTAIN COVENANTS. Any registered holder of Series D Preferred Stock may proceed to protect and enforce its rights and the rights of any other holders of Series D Preferred Stock with any and all remedies available at law or in equity.

            9. PROTECTIVE PROVISIONS. So long as shares of Series D Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock:

                  (a) alter or change the rights, preference or privileges of the shares of Series D Preferred Stock or otherwise amend this Certificate of Designation or the Amended and Restated Certificate of Incorporation of the Corporation so as to affect adversely the shares of Series D Preferred Stock;

                  (b) increase the authorized number of shares of Series D Preferred Stock or issue additional shares of Series D Preferred Stock (except pursuant to Section 6 hereof);

                  (c) create or designate, or authorize the issuance of, any new class or series of stock (i) ranking senior or having a preference over, or being on a parity with, the Series D Preferred Stock with respect to dividends or upon liquidation, (ii) having rights similar to any rights of the Series D Preferred Stock under Section 3 hereof or (iii) convertible into any such class or series of stock;

                  (d) change the authorized number of directors of the Corporation;

                  (e) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) of effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred;

                  (f) enter into any transaction with any director or Affiliate (as defined below) of the Corporation unless the terms of such transaction are at least as favorable to the Corporation than those which might be obtained at the time from persons who are not Affiliates and, in the case of a single transaction or series of transactions involving more than $50,000, has been approved by a written resolution duly adopted prior to such transaction by a majority of the Outside Directors. For purposes hereof, an "AFFILIATE" shall mean a holder of more than five percent of the existing Common Stock of the Corporation (on a fully diluted basis after giving effect to the conversion of exercise of any Common Stock Equivalents) or a member of the Board of Directors of the Corporation;

                  (g) incur indebtedness for borrowed money in excess of $50,000 at any one time outstanding (excluding short term or revolving credit borrowing the proceeds of which are used to finance current assets, to repay current liabilities or for working capital); or

                  (h) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) (i) any share or shares of Preferred Stock otherwise than by redemption in accordance with Section 10 hereof or conversion in accordance with Section 6 hereof or (ii) any of the Common Stock.

            10. REDEMPTION. (a) At the individual option of each holder of shares of Series D Preferred, the Corporation shall redeem, on the fifth anniversary of the Issue Date (the "REDEMPTION DATE"), the number of shares of Series D Preferred held by such holder that is specified in a request for redemption delivered to the Corporation by the holder on or prior to 30 days immediately preceding the Redemption Date, by paying in cash therefor the Issue Price per share of Series D Preferred (as adjusted for any stock dividends, stock splits, subdivisions, reclassifications or combinations with respect to such shares) plus all cumulative (whether declared or not) but unpaid Stock Dividends on such shares (the "REDEMPTION PRICE").

                  (b) At least fifteen (15) but no more than thirty (30) days prior to the Redemption Date, written notice (the "REDEMPTION NOTICE") shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series D Preferred to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed. Except as provided in subsection (6)(c) on or after the Redemption Date, each holder of Series D Preferred to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series D

Preferred designated for redemption in the Redemption Notice as holders of Series D Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series D Preferred on the Redemption Date are insufficient to redeem the total number of shares of Series D Preferred to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series D Preferred. The shares of Series D Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series D Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on the Redemption Date but which it has not redeemed.

            11. DEFINITIONS. In addition to any other terms defined herein, for purposes of this Section 11 of this Certificate of Designation, the following terms shall have the meanings indicated:

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

                  "COMMON STOCK EQUIVALENT" shall mean securities convertible into, or exchangeable or exercisable for, shares of Common Stock.

                  "CONVERSION PRICE," determined as of any date, shall initially equal $1.50 and shall be subject to adjustment as provided in paragraph (c) of
Section 6 hereof.

                  "CURRENT MARKET PRICE" shall mean the average of the daily closing prices per share of Common Stock for the 30 consecutive Trading Days ending on the day in question. The closing price for each day shall be the last reported sales price regular way or, in the case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest bid and the lowest asked prices quoted on the NASDAQ or, if not so quoted, as reported by the National Quotation Bureau, Inc.

                  The term "DISTRIBUTION" shall include the transfer of cash or property to the holders of a class of capital stock of the Corporation, without consideration, whether by way of dividend or otherwise (except a dividend in shares of such class of stock), or the purchase or redemption of shares of the Corporation, for cash or property, including such transfer, purchase or redemption by a subsidiary of the Corporation. The time of any distribution by way of dividend shall be the date of declaration thereof, and the time of any distribution by purchase or redemption of shares shall be the date on which cash or property is transferred by the Corporation, whether or not pursuant to a contract of an earlier dated; PROVIDED, HOWEVER, that, where a debt security is issued in exchange for shares, the time of the distribution is the date when the Corporation acquires the shares for such exchange.

                  "ENCUMBRANCES" shall mean any mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrances of any kind or character whatsoever,

                  "EVENT OF DEFAULT" shall have the meaning set forth in the Preferred Stock and Warrant Purchase Agreement, dated January 6, 1998, by and among the Corporation and the signatories thereto.

                  "JUNIOR STOCK" shall mean any capital stock of the Corporation ranking junior (either as to dividends or liquidation, dissolution or winding up) to the Preferred Stock.

                  "PERFORMANCE DEFAULT" shall mean the following: the closing bid price for the Common Stock on the MASDAQ (or any exchange on which the Common Stock is being traded) did not exceed $4.50 per share (as adjusted for any stock dividends, stock splits, subdivisions, reclassification or combinations occurring after Issue Date) for ten Trading Days in a period of 25 consecutive Trading Days at any time during the second quarter ending June 30, 1999.

                  "PERSON" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "PREFERRED AMOUNT PER SHARE" shall mean, with respect to each share of Series D Preferred Stock, $1.50 (as adjusted to reflect stock dividends, stock splits, subdivisions, reclassifications or combinations occurring after the Issue Date).

                  "PURCHASE AGREEMENT" shall mean the Preferred Stock and Warrant Purchase Agreement, dated January 6, 1998, by and among the Corporation Pequot Private Equity Fund, L.P. and Pequot Offshore Private Equity Fund, Inc.

                  "SALE OF THE CORPORATION" shall mean consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance of dispositions of all or substantially all of the assets of the Corporation.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "TRADING DAY" means a Business Day or, if the Common Stock is listed or admitted to trading on any national securities exchange or the NASDAQ, a day on which such exchange is open for the transaction of business.

      IN WITNESS WHEREOF, we have executed and subscribed this Certificate this 7th day of January, 1998.

                                    NETEGRITY, INC.

                                    By: /s/ Barry N. Bycoff
                                       --------------------
                                       Name:  Barry N. Bycoff
                                       Title:  President

ATTEST:


/s/ James O'Connor, Jr.
    --------------------
Name: James O'Connor, Jr.
Title:  Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                NETEGRITY, INC.


                            Pursuant to Section 242
                       of the General Corporation Law of
                             the State of Delaware


      Netegrity, Inc. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      By vote of the Board of Directors of the Corporation, a resolution was adopted, pursuant to Sections 242 and 141 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Sections 212, 216 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

      RESOLVED:      That Article Fourth of the Certificate of
                     Incorporation of the Corporation be and it hereby is deleted in its entirety and a new Article Fourth be inserted in lieu thereof to read as follows:

                     "ARTICLE FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is Forty-Five Million (45,000,000) shares, consisting of Forty Million (40,000,000) shares of common stock with $.01 par value per share (the "Common Stock") and Five Million (5,000,000) shares of Preferred Stock with $.01 par value per share (the "Preferred Stock")."

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President, Barry N. Bycoff, and attested to by Anthony J. Medaglia, Jr., its Secretary, as of this 11th day of May, 1999.

                                    NETEGRITY, INC.


                                    By: /s/ Barry N. Bycoff
                                       --------------------
                                       Name:  Barry N. Bycoff
                                       Title:  President

ATTEST:

/s/Anthony J. Medaglia, Jr.
-----------------------------------------
Name:  Anthony J. Medaglia, Jr., Secretary

                          CERTIFICATE OF AMENDMENT
                                     OF
                   RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                              NETEGRITY, INC.

                          Pursuant to Section 242
                     of the General Corporation Law of
                           the State of Delaware

      Netegrity, Inc. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      By vote of the Board of Directors of the Corporation, a resolution was adopted, pursuant to Sections 242 and 141 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Sections 212, 216 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

      RESOLVED:      That the first paragraph of Article Fourth of the
                     Restated Certificate of Incorporation of the Corporation be and it hereby is deleted in its entirety and a new paragraph be inserted in lieu thereof to read as follows:

                     "ARTICLE FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 60,000,000 shares, consisting of 55,000,000 shares of Common Stock with a par value of $0.01 per share (herein called the "Common Stock") and 5,000,000 shares of Preferred Stock with a par value of $0.01 per share (herein called the "Preferred Stock")."

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President, Barry N. Bycoff, and attested to by Anthony J. Medaglia, Jr., its Secretary, as of this 7th day of October, 1999.

                                    NETEGRITY, INC.

                                    By: /s/ Barry N. Bycoff
                                        -------------------
                                        Barry N. Bycoff, President

ATTEST:

/s/Anthony J. Medaglia, Jr.
-----------------------------------
Name:  Anthony J. Medaglia, Jr., Secretary

                          CERTIFICATE OF AMENDMENT
                                     OF
                   RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                              NETEGRITY, INC.

      Pursuant to Section 242 of the General Corporation Law of the State of Delaware Netegrity, Inc. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      By vote of the Board of Directors of the Corporation, a resolution was adopted, pursuant to Sections 242 and 141 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Sections 212, 216 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

      RESOLVED:      That the first paragraph of Article Fourth of the
                     Restated Certificate of Incorporation of the Corporation be and it hereby is deleted in its entirety and a new paragraph be inserted in lieu thereof to read as follows:

      "ARTICLE FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 140,000,000 shares, consisting of 135,000,000 shares of Common Stock with a par value of $0.01 per share (herein called the "Common Stock") and 5,000,000 shares of Preferred Stock with a par value of $0.01 per share (herein called the "Preferred Stock")."

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President, Barry N. Bycoff, and attested to by Anthony J. Medaglia, Jr., its Secretary, as of this 20th day of July, 2001.

                                    NETEGRITY, INC.

                                    By: /s/ Barry N. Bycoff
                                        -------------------
                                        Barry N. Bycoff, President


ATTEST:

/s/Anthony J. Medaglia, Jr.
---------------------------
Anthony J. Medaglia, Jr., Secretary